Filed Pursuant to Rule 424(b)(3)

Registration No. 333-179283

PROSPECTUS

BERGIO INTERNATIONAL INC.

17,500,000 Shares of Common Stock

This prospectus relates to the resale of up to 17,500,000 shares of our common stock, par value $0.001 per share (the “Shares”), by TCA, which are Shares that we will put to TCA by delivering an advance notice pursuant to the Equity Agreement.

The Equity Agreement with TCA provides that, for a period of twenty-four (24) months commencing on the effective date of the registration statement, TCA is committed to purchase up to $2,500,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Agreement.  The 17,500,000 Shares included in this prospectus represent a portion of the Shares issuable to the Selling Security Holder under the Equity Agreement.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Equity Agreement.  No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.  TCA will pay us ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days after the Company delivers to TCA an advance notice in writing requiring TCA to advance funds (an “Advance”) to the Company, subject to the terms of the Equity Agreement.

We will not receive any proceeds from the sale of these Shares offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our Shares under the Equity Agreement.  The proceeds will be used for working capital or general corporate purposes.  We will bear all costs associated with this registration.

Our common stock is quoted on the OTCBB under the symbol “BRGO.OB.”  The Shares registered hereunder are being offered for sale by the Selling Security Holder at prices established on the OTCBB during the term of this offering.  On June 21, 2012, the closing price as reported on the OTCBB was $0.0036 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss.  See “Risk Factors” beginning on page 8.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2012

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you.  Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.  In this Prospectus, the terms “Bergio,” “Company,” “we,” “us” and “our” refer to Bergio International Inc.

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in the exploration of mineral properties. On October 21, 2009, we entered into an exchange agreement with Diamond Information Institute, whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute, Inc. (“Diamond Information Institute”) and changed the name of the Company to Bergio International Inc. (the “Exchange Agreement”).

We currently sell our jewelry to approximately 50 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995. Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones. We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000. We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy and Bangkok.

It is our intention to establish Bergio as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines. Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe. If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry. We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations. In the event we obtain financing from third parties for any potential acquisitions, Bergio may agree to issue our common stock in exchange for the capital received. However, as of the date hereof, we do not have any binding agreements with any potential acquisition candidates.

Our future operations are contingent upon increasing revenues and raising capital for on-going operations and expansion of our product lines. Because we have a limited operating history, you may have difficulty evaluating our business and future prospects.

We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have incurred net losses since our inception.  For the three months ended March 31, 2012, we incurred a net loss of $221,669 and used cash of $41,564 in operations.  We currently have sufficient cash to sustain our operations for a period of approximately two months. We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations. Management estimates that it will need approximately $200,000 over the next twelve months to fund all of the Company’s current product development and marketing projects. There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Furthermore, the large number of shares available from the selling Security Holder pursuant to the prospectus and the depressive effect of the availability of such shares could make it difficult for us to raise funds from other sources.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

About This Offering

This offering relates to the resale of up to 17,500,000 shares of our common stock by the Selling Security Holder, which are the Shares that we will put to TCA pursuant to the Equity Agreement.  The 17,500,000 shares included in this prospectus represent a portion of the aggregate shares issuable to the Selling Security Holder under the Equity Agreement.  Pursuant to the Equity Agreement:

•

TCA agreed to purchase from the Company, from time to time, in the Company’s discretion (subject to the conditions set forth therein), for a period of twenty-four (24) months, commencing on the effective date of the registration statement filed by the Company for resale of the Shares issuable under the Equity Agreement, up to $2,500,000 of the Company’s common stock.

•

Pursuant to a registration rights agreement between the Company and TCA entered into in connection with the Equity Agreement, the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) for the resale of not less than the maximum number of shares of common stock allowable pursuant to Rule 415 under the Securities Act, of shares of common stock issuable under the Equity Agreement, by February 6, 2012.  All fees and expenses incurred in connection with the registrations shall be paid by the Company.

•

Pursuant to the registration rights agreement, in the event the registration statement is not declared effective by the SEC by a date that is no later than one hundred eighty (180) days from December 22, 2011 (the “Late Effective Deadline”), then in addition to any and all remedies TCA may have at law, in equity or under the Equity Agreement, the Company shall be obligated to pay to TCA, within three (3) trading days from the Late Effective Deadline, and monthly thereafter, as applicable, until the earlier to occur of: (i) the registration statement is declared effective by the SEC; or (ii) until the Maximum Cap(as defined below) is reached, an amount equal to Four Thousand One Hundred Sixty-Six and 67/100 Dollars ($4,166.67), up to a total maximum payment of $25,000 (the “Maximum Cap”).

•

The purchase price for the shares of common stock sold under the Equity Agreement will be equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five (5) consecutive trading days (the“Pricing Period”) after the Company delivers to TCA an Advance notice in writing (the“Market Price”) requiring TCA to Advance funds to the Company, subject to the terms of the Equity Agreement.

•

The maximum amount of common stock that TCA shall be obligated to purchase with respect to any single Advance under the Equity Agreement will be the greater of: (i) an amount calculated by multiplying the Market Price applicable to the relevant Advance notice by 300,000 shares or (ii) two hundred percent (200%) of the Market Price applicable to the relevant Advance notice.

•

As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA a fee by issuing to TCA that number of shares of the Company’s common stock that equal a dollar amount of one hundred and twenty-five thousand dollars ($125,000) (the “Facility Fee Shares”).  The Facility Fee Shares shall be issued by the Company to TCA in four (4) quarterly installments, the first of such issuances being the date of execution of the Equity Agreement. The Company issued 1,736,111 shares of common stock valued at $31,250 for the first installment at the date of execution of the Equity Agreement.  The Company has also recorded common stock issuable for the remaining three installments in the amount of 5,208,333 common shares valued at $93,750.  The number of shares of common stock issuable will be adjusted based on the future market value of the common stock, as defined in the agreement.

•

The Company has covenanted that it will, among other things: (i) maintain the listing of its common stock on a principal market, including the OTC Markets; (ii) comply with the Registration Rights Agreement in all material respects; (iii) not enter into a merger or consolidation or transfer all or substantially all of the assets of the Company; and (iv) provide an opinion from Company counsel prior to the delivery of the first Advance Notice.

•

Neither the Equity Agreement nor any rights of the parties under the Equity Agreement may be assigned or designated to any other person.

•

The Equity Agreement and the obligations of TCA to make Advances thereunder shall terminate twenty-four (24) months after the effective date of the registration statement filed by the Company for resale of the Shares issuable under the Equity Agreement.

•

Each of the parties shall pay its own fees and expenses in connection with the equity facility, except that the Company shall pay to TCA a fee of $7,500 to cover TCA’s legal and administrative costs in connection with the Equity Agreement.Further, the Company shall pay to TCA a fee of $5,000 to cover TCA’s due diligence costs and expenses in connection with the Equity Agreement.

Our ability to draw down funds and sell shares under the Equity Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 17,500,000 total shares of our common stock issuable under the Equity Agreement, and our ability to access the Equity Agreement to sell any remaining shares issuable under the Equity Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to TCA under the Equity Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Equity Agreement is subject to a number of conditions, it is not likely that we will be able to draw down the full $2,500,000 available to us under the Equity Agreement.  The $2,500,000 amount was a negotiated amount agreed upon by the parties based on the circumstances at the time the Equity Agreement was executed.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Purchase Agreement of $0.00342 (equal to 95% of the closing price of our common stock of $0.0036 on June 21, 2012), we will be able to receive up to $59,850 in gross proceeds, assuming the sale of the entire 17,500,000 Shares being registered hereunder pursuant to the Equity Agreement.  At an assumed purchase price of $0.00342 under the Equity Agreement, we would be required to register 713,494,152 additional shares to obtain the balance of $2,500,000 under the Equity Agreement.  The Company is currently authorized to issue 200,000,000 shares of its common stock.  TCA has agreed to refrain from holding an amount of shares which would result in TCA or its affiliates from owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.

We will bear the expenses of this offering which we estimate to be approximately $40,000, including legal expenses of approximately $25,000, accounting expenses of approximately $10,000, and miscellaneous expenses, including printer costs, of approximately $5,000.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement.  These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

TCA will periodically purchase our common stock under the Equity Agreement and will, in turn, sell such shares to investors in the market at the market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to TCA to raise the same amount of funds, as our stock price declines.

Summary of the Shares offered by the Selling Security Holder

Common stock Offered by the Selling Security Holder	17,500,000 shares of common stock.

Common Stock Outstanding Before the Offering	87,418,881as of June 22, 2012

Common Stock Outstanding After the Offering	104,918,881 shares, assuming the sale of all of the shares being registered in this Registration Statement.

Terms of the Offering	The Selling Security Holder will determine when and how it will sell the common stock offered in this prospectus.

Termination of the Offering	Pursuant to the Equity Agreement, this offering will terminate twenty-four (24) months after the registration statement to which this prospectus is made a part is declared effective by the SEC.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holder.  However, we will receive proceeds from the sale of our common stock under the Equity Agreement.  The proceeds from the offering will be used for working capital and general corporate purpose.  See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 11.

OTCBB Symbol	BRGO.OB

SUMMARY FINANCIAL DATA

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

STATEMENTS OF OPERATIONS:	For the years ended December 31,
	2011	2010
Revenues	$1,621,011	$1,445,570
Cost of Sales	(926,684)	(812,831)
Gross Profit	694,327	632,739

Total operating expenses	935,334	973,314
Operating income (loss)	(241,007)	(340,575)
Net income (loss)	$(408,328)	$(838,999)

Basic and diluted earnings (loss) per common share	$(0.02)	$(0.10)
Weighted average common shares outstanding basic and diluted	21,641,233	8,718,321

	For the years ended December 31,
BALANCE SHEETS:	2011	2010

Cash and cash equivalents	$128,238	$4,262
Current assets	$2,183,826	$2,265,507
Total assets	$2,468,423	$2,388,642
Current liabilities	$1,214,369	$1,240,384
Total liabilities	$1,245,404	$1,292,010
Total stockholders’ equity (deficit)	$1,223,019	$1,096,632

STATEMENTS OF OPERATIONS:	For the three months ended March 31,
	2012	2011
Revenues	$329,947	$270,551
Cost of Sales	(135,660)	(181,053)
Gross profit	194,287	89,498

Total operating expenses	226,738	248,423
Operating income (loss)	(32,451)	(158,925)
Net income (loss)	$(221,669)	$(177,830)

Basic and diluted earnings (loss) per common share	$(0.00)	$(0.02)
Weighted average common shares outstanding basic and diluted	48,989,242	11,773,586

	For the three months ended March 31,	For the year ended December 31,
BALANCE SHEETS:	2012	2011

Cash and cash equivalents	$18,252	$128,238
Current assets	$2,145,333	$2,183,826
Total assets	$2,436,028	$2,468,423
Current liabilities	$1,249,208	$1,214,369
Total liabilities	$1,272,073	$1,245,404
Total stockholders’ equity (deficit)	$1,163,955	$1,223,019

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk.  You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.”  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

An investment in the Company’s common stock involves a high degree of risk.  An investor should carefully consider the risks described below as well as other information contained in this report.  If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and an investor may lose all or part of his or her investment.

Risks Related To Our Business and Industry

WE HAVE HAD LIMITED OPERATIONS, HAVE INCURRED LOSSES SINCE INCEPTION, HAVE SUFFICIENT CASH TO SUSTAIN OUR OPERATIONS FOR A PERIOD OF APPROXIMATELY ONE MONTH, AND WE NEED ADDITIONAL CAPITAL TO EXECUTE OUR BUSINESS PLAN.

For the three months ended March 31, 2012, we incurred a net loss of $221,669 and used cash of $41,564 in operations.  As of March 31, 2012, we have an accumulated deficit of $3,566,117.  We will require additional funds through the receipt of conventional sources of capital or through future sales of our common stock, until such time as our revenues are sufficient to meet our cost structure, and ultimately achieve profitable operations.  We currently have sufficient cash to sustain our operations for a period of approximately two months.  Management estimates that it will need approximately $200,000 over the next twelve months to fund all of the Company’s current product development and marketing projects.  There is no assurance we will be successful in raising additional capital or achieving profitable operations.  Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations.  In many instances, we believe that the non-cash consideration will consist of restricted and unrestricted shares of our common stock.  These actions will result in dilution of the ownership interests of existing stockholders and may further dilute common stock book value, and that dilution may be material.

A DECLINE IN DISCRETIONARY CONSUMER SPENDING MAY ADVERSELY AFFECT OUR INDUSTRY, OUR OPERATIONS, AND ULTIMATELY OUR PROFITABILITY.

Luxury products, such as fine jewelry, are discretionary purchases for consumers.  Any reduction in consumer discretionary spending or disposable income may affect the jewelry industry more significantly than other industries.  Many economic factors outside of our control could affect consumer discretionary spending, including the financial markets, consumer credit availability, prevailing interest rates, energy costs, employment levels, salary levels, and tax rates.  Any reduction in discretionary consumer spending could materially adversely affect our business and financial condition.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, and adverse business conditions.  Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products.  We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

BECAUSE WE ARE HIGHLY DEPENDENT ON OUR KEY EXECUTIVE OFFICER FOR THE SUCCESS OF OUR BUSINESS PLAN AND MAY BE DEPENDENT ON THE EFFORTS AND RELATIONSHIPS OF THE PRINCIPALS OF FUTURE ACQUISITIONS AND MERGERS, IF ANY OF THESE INDIVIDUALS BECOME UNABLE TO CONTINUE IN THEIR ROLE, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

We believe our success will depend, to a significant extent, on the efforts and abilities of Berge Abajian, our Chief Executive Officer.  If we lost Mr. Abajian, we would be forced to expend significant time and money in the pursuit of a replacement, which would result in both a delay in the implementation of our business plan and the diversion of limited working capital.  We can give you no assurance that we could find a satisfactory replacement for Mr. Abajian at all, or on terms that are not unduly expensive or burdensome.

If we grow and implement our business plan, we will need to add managerial talent to support our business plan.  There is no guarantee that we will be successful in adding such managerial talent.  These professionals are regularly recruited by other companies and may choose to change companies.  Given our relatively small size compared to some of our competitors, the performance of our business may be more adversely affected than our competitors would be if we lose well-performing employees and are unable to attract new ones.

BECAUSE WE INTEND TO ACQUIRE BUSINESSES AND SUCH ACTIVITY INVOLVES A NUMBER OF RISKS, OUR CORE BUSINESS MAY SUFFER.

We may consider acquisitions of assets or other business.  Any acquisition involves a number of risks that could fail to meet our expectations and adversely affect our profitability.  For example:

•

The acquired assets or business may not achieve expected results;

•

We may incur substantial, unanticipated costs, delays or other operational or financial problems when integrating the acquired assets;

•

We may not be able to retain key personnel of an acquired business;

•

Our management’s attention may be diverted; or

•

Our management may not be able to manage the acquired assets or combined entity effectively or to make acquisitions and grow our business internally at the same time.

If these problems arise we may not realize the expected benefits of an acquisition.

BECAUSE THE JEWELRY INDUSTRY IN GENERAL IS AFFECTED BY FLUCTUATIONS IN THE PRICES OF PRECIOUS METALS AND PRECIOUS AND SEMI-PRECIOUS STONES, WE COULD EXPERIENCE INCREASED OPERATING COSTS THAT WILL AFFECT OUR BOTTOM LINE.

The availability and prices of gold, diamonds, and other precious metals and precious and semi-precious stones may be influenced by cartels, political instability in exporting countries and inflation.  Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.  A significant change in prices of key commodities, including gold, could adversely affect our business or reduce operating margins and impact consumer demand if retail prices increased significantly, even though we historically incorporate any increases in the purchase of raw materials to our consumers.  Additionally, a significant disruption in our supply of gold or other commodities could decrease the production and shipping levels of our products, which may materially increase our operating costs and ultimately affect our profit margins.

BECAUSE WE DEPEND ON OUR ABILITY TO IDENTIFY AND RESPOND TO FASHION TRENDS, IF WE MISJUDGE THESE TRENDS, OUR ABILITY TO MAINTAIN AND GAIN MARKET SHARE WILL BE EFFECTED.

The jewelry industry is subject to rapidly changing fashion trends and shifting consumer demands.  Accordingly, our success may depend on the priority that our target customers place on fashion and our ability to anticipate, identify, and capitalize upon emerging fashion trends.  If we misjudge fashion trends or are unable to adjust our products in a timely manner, our net sales may decline or fail to meet expectations and any excess inventory may be sold at lower prices.

OUR ABILITY TO MAINTAIN OR INCREASE OUR REVENUES COULD BE HARMED IF WE ARE UNABLE TO STRENGTHEN AND MAINTAIN OUR BRAND IMAGE.

We have spent significant amounts of time and money in branding our Bergio and Bergio Bridal lines.  We believe that primary factors in determining customer buying decisions, especially in the jewelry industry, are determined by price, confidence in the merchandise and quality associated with a brand.  The ability to differentiate products from competitors of the Company has been a factor in attracting consumers.  However, if the Company’s ability to promote its brand fails to garner brand recognition, its ability to generate revenues may suffer.  If the Company fails to differentiate its products, its ability to sell its products wholesale will be adversely affected.  These factors could result in lower selling prices and sales volumes, which could adversely affect its financial condition and results of operations.

IF WE WERE TO EXPERIENCE SUBSTANTIAL DEFAULTS BY OUR CUSTOMERS ON ACCOUNTS RECEIVABLE, THIS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY AND RESULTS OF OPERATIONS.

As of March 31, 2012, approximately $384,000 of our working capital consists of accounts receivable from customers.  If customers responsible for a large amount of accounts receivable were to become insolvent or otherwise unable to pay for our products, or to make payments in a timely manner, our liquidity and results of operations could be materially adversely affected.  An economic or industry downturn could materially affect the ability to collect these accounts receivable, which could then result in longer payment cycles, increased collections costs and defaults in excess of management’s expectations.  A significant deterioration in the ability to collect on accounts receivable could affect our cash flow and working capital position.

WE MAY NOT BE ABLE TO INCREASE SALES OR OTHERWISE SUCCESSFULLY OPERATE OUR BUSINESS, WHICH COULD HAVE A SIGNIFICANT NEGATIVE IMPACT ON OUR FINANCIAL CONDITION.

We believe that the key to our success is to increase our revenues and available cash.  We may not have the resources required to promote our business and its potential benefits.  If we are unable to gain market acceptance of our business, we will not be able to generate enough revenue to achieve and maintain profitability or to continue our operations.

We may not be able to increase our sales or effectively operate our business.  To the extent we are unable to achieve sales growth, we may continue to incur losses.  We may not be successful or make progress in the growth and operation of our business.  Our current and future expense levels are based on operating plans and estimates of future sales and revenues and are subject to increase as strategies are implemented.  Even if our sales grow, we may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

Further, if we substantially increase our operating expenses to increase sales and marketing, and such expenses are not subsequently followed by increased revenues, our operating performance and results would be adversely affected and, if sustained, could have a material adverse effect on our business.  To the extent we implement cost reduction efforts to align our costs with revenue, our sales could be adversely affected.

WE MAY BE UNABLE TO MANAGE GROWTH, WHICH MAY IMPACT OUR POTENTIAL PROFITABILITY.

Successful implementation of our business strategy requires us to manage our growth.  Growth could place an increasing strain on our management and financial resources.  To manage growth effectively, we will need to:

•

Establish definitive business strategies, goals and objectives;

•

Maintain a system of management controls; and

•

Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition or operating results could be materially harmed, and our stock price may decline.

Risks Related to Our Common Stock

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTCBB WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

Companies trading on the OTCBB, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCBB.  More specifically, the Financial Industry Regulatory Authority (“FINRA”) has enacted Rule 6530, which determines eligibility of issuers quoted on the OTCBB by requiring an issuer to be current in its filings with the SEC.  Pursuant to Rule 6530(e), if we file our reports late with the SEC three times our securities will be removed from the OTCBB for failure to timely file.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS CONSIDERED A “PENNY STOCK,” AND IS SUBJECT TO ADDITIONAL SALE AND TRADING REGULATIONS THAT MAY MAKE IT MORE DIFFICULT TO SELL.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Exchange Act.  Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

BECAUSE OUR CURRENT CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, MR. BERGE ABAJIAN, OWNS A SIGNIFICANT PERCENTAGE OF OUR COMPANY, HE WILL BE ABLE TO EXERCISE SIGNIFICANT INFLUENCE OVER OUR COMPANY, DESPITE YOUR ABILITY TO VOTE.

Berge Abajian, our chief executive officer and sole director, beneficially owns a significant percentage of our common stock and maintains voting control through his ownership of preferred stock.  Accordingly, Mr. Abajian will be able to determine the composition of our board of directors, will retain the effective voting power to approve all matters requiring shareholder approval, will prevail in matters requiring shareholder approval, including, in particular the election and removal of directors, and will continue to have significant influence over our business.  As a result of his ownership and position in the Company, Mr. Abajian is able to influence all matters requiring shareholder action, including significant corporate transactions.  In addition, sales of significant amount of shares held by Mr. Abajian, or the prospect of these sales, could adversely affect the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats, and we expect that our share price will continue to be more volatile than the shares of such larger, more established companies for the indefinite future.  The volatility in our share price is attributable to a number of factors.  First, as noted above, our common shares are, compared to the shares of such larger, more established companies, sporadically and thinly traded.  As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction.  The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand.  Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products.  As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float.  Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY, WHICH COULD AFFECT OUR PROFITABILITY AND OPERATING RESULTS.

We voluntarily file annual, quarterly and current reports with the SEC.  In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board have imposed various requirements on public companies, including requiring changes in corporate governance practices.  We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly.  We expect to spend between $50,000 and $100,000 in legal and accounting expenses annually to comply with our SEC reporting obligations and Sarbanes-Oxley.  These costs could affect profitability and our results of operations.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE.  ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock.  We expect that any income received from operations will be devoted to our future operations and growth.  The Company does not expect to pay cash dividends in the near future.  Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant.  If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

IF WE FAIL TO IMPLEMENT AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY BE UNABLE TO ACCURATELY REPORT OUR RESULTS OF OPERATIONS OR PREVENT FRAUD, AND INVESTOR CONFIDENCE AND THE MARKET PRICE OF OUR COMMON STOCK MAY BE MATERIALLY AND ADVERSELY AFFECTED.

As a public company in the United States, we are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report.  Our management has performed an evaluation of the effectiveness of our internal control over financial reporting as of December 31, 2011, and reported to our board of directors the material weaknesses as of December 31, 2011. The material weaknesses identified in our internal control over financial reporting are related to insufficient personnel with appropriate levels of accounting knowledge and experience to address the high volume of U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP.  We may require more resources and incur more costs than currently expected to remediate our identified material weaknesses or any additional significant deficiencies or material weaknesses that may be identified, which may adversely affect our results of operations.  If either of the material weaknesses is not remedied or recurs, or if we identify additional weaknesses or fail to timely and successfully implement new or improved controls, our ability to assure timely and accurate financial reporting may be adversely affected, and we could suffer a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our common stock.

WE ARE REGISTERING AN AGGREGATE OF 17,500,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE EQUITY AGREEMENT.  THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 17,500,000 Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Equity Agreement.  Notwithstanding TCA’s ownership limitation, the 17,500,000 Shares would represent approximately 16.68% of our shares of common stock outstanding immediately after our exercise of the put right under the Equity Agreement.  The sale of these Shares into the public market by TCA could depress the market price of our common stock.  At the assumed offering price of $0.00342 per share, we will be able to receive up to $59,850 in gross proceeds, assuming the sale of the entire 17,500,000 Shares being registered hereunder pursuant to the Equity Agreement.  We would be required to register 713,494,152 additional shares to obtain the balance of $2,500,000 under the Equity Agreement at the assumed offering price of $0.00342.  Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Equity Agreement.

THE COMPANY MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE EQUITY AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Equity Agreement with TCA.  Our ability to draw down funds and sell shares under the Equity Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective.  In addition, the registration statement of which this prospectus is a part registers 17,500,000 Shares issuable under the Equity Agreement, and our ability to access the Equity Agreement to sell any remaining shares issuable under the Equity Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares.  These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm.  Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured.  The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to TCA under the Equity Agreement.  Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Equity Agreement unless certain other conditions are met.  Accordingly, because our ability to draw down amounts under the Equity Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $2,500,000 available to us under the Equity Agreement.

IF WE ARE UNABLE TO MAINTAIN THE COMPANY’S LISTING OF ITS COMMON STOCK ON THE OTCBB, WE MAY NOT BE ABLE TO ISSUE SHARES UNDER THE EQUITY AGREEMENT.

If we are not able to maintain the Company’s quotation of its common stock on the OTCBB, we may not be able to issue shares to TCA under the Equity Agreement.  Certain failures on the Company’s part to maintain its quotation on the OTCBB, such as the failure to file periodic reports with the SEC or the failure to have a market maker, will cause the OTCBB to drop the Company and the Company’s common stock would then be quoted on the Pink Sheets.  Currently, the SEC will not grant effectiveness to registration statements registering shares underlying equity lines where such company is quoted on the Pink Sheets.  If we fail to maintain our OTCBB listing, we may not be able to issue shares under the equity line and would be forced to seek other alternatives for capital raising.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE EQUITY AGREEMENT, AND AS SUCH, TCA MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

TCA has agreed to refrain from holding an amount of shares which would result in TCA or its affiliates owning more than 9.99% of the then-outstanding shares of the Company’s common stock at any one time.  These restrictions, however, do not prevent TCA from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put shortly thereafter.  In this way, TCA could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE EQUITY LINE OF CREDIT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Equity Agreement with TCA contemplates the potential future issuance and sale of up to $2,500,000 of our common stock to TCA subject to the terms of the Equity Agreement.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Equity Agreement.  These examples assume issuances at a market price of $0.00342 per share and at 10%, 25%, 50%, and 75% below $0.00342 per share, taking into account TCA’s 5% discount.

The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.003078	812,215,724	899,634,605	90.28%

25%	$0.002565	974,658,869	1,062,077,750	91.77%

50%	$0.00171	1,461,988,304	1,549,407,185	94.36%

75%	$0.000855	2,923,976,608	3,011,395,489	97.10%

(1)

Represents purchase prices equal to 95% of $0.0036 and potential reductions thereof of 10%, 25%, 50% and 75%.

(2)

Represents the number of shares issuable if the entire $2,500,000 under the Equity Agreement were drawn down at the indicated purchase prices.  Our Articles of Incorporation currently authorizes 200,000,000 shares of common stock.  We may need to amend our Articles of Incorporation in the future to increase the authorized number of common shares.

(3)

Based on 87,418,881shares of common stock outstanding at June 22, 2012.  Our Articles of Incorporation currently authorizes 200,000,000 shares of common stock. We may need to amend our Articles of Incorporation in the future to increase the authorized number of common shares.

(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

TCA WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to TCA pursuant to the Equity Agreement will be purchased at an 5% discount to the average of the lowest closing price of the common stock of any two trading days, consecutive or inconsecutive, during the five consecutive trading days immediately following the date of our advance notice to TCA of our election to put shares pursuant to the Equity Agreement.  TCA has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If TCA sells the shares, the price of our common stock could decrease.  If our stock price decreases, TCA may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO OUR EQUITY AGREEMENT.

Effective December 23, 2011, we entered into a $2,500,000 Equity Agreement with TCA.  Pursuant to the Equity Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to TCA at a price equal to ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date our advance notice is delivered.  Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.”  Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions.  These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the SEC.  In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this prospectus, except as may be required under applicable securities laws.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our common stock covered by this prospectus for its own account.  Accordingly, we will not receive any proceeds from the resale of our common stock.  However, we will receive proceeds from any sale of the common stock to TCA under the Equity Agreement.  We intend to use the net proceeds received for working capital or general corporate needs.

SELLING SECURITY HOLDERS

We agreed to register for resale 17,500,000 Shares that we will put to TCA pursuant to the Equity Agreement.  The Equity Agreement with TCA provides that TCA is committed to purchase up to $2,500,000 of our common stock.  We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Equity Agreement.

Selling Security Holder Pursuant to the Equity Agreement

TCA is the potential purchaser of our common stock under the Equity Agreement.  The 17,500,000 Shares offered in this prospectus are based on the Equity Agreement between TCA and us.  TCA may from time to time offer and sell any or all of the Shares that are registered under this prospectus.  The purchase price is ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice under the Equity Agreement.

We are unable to determine the exact number of Shares that will actually be sold by TCA according to this prospectus due to:

•

the ability of TCA to determine when and whether it will sell any of the Shares under this prospectus; and

•

the uncertainty as to the number of Shares that will be issued upon exercise of our put options through the delivery of an Advance notice under the Equity Agreement.

The following information contains a description of how TCA acquired (or shall acquire) the shares to be sold in this offering.  TCA has not held a position or office, or had any other material relationship with us, except as follows.

TCA is a limited partnership organized and existing under the laws of the Cayman Islands.  All investment decisions of, and control of, TCA is held by its general partner TCA Global Credit Fund GP, Ltd (“TCA GP”).  Robert Press is the manager of TCA GP, and he has voting and investment power over the shares beneficially owned by TCA.  TCA acquired, or will acquire, all shares being registered in this offering in the financing transaction with us.

TCA intends to sell up to 17,500,000 Shares of our common stock pursuant to the Equity Agreement under this prospectus.  On December 23, 2011, the Company and TCA entered into the Equity Agreement pursuant to which we have the opportunity, for a twenty-four (24) month period, beginning on the date on which the SEC first declares effective this registration statement registering the resale of our shares by TCA, to sell shares of our common stock for a total price of $2,500,000.  For each share of our common stock purchased under the Equity Agreement, TCA will pay ninety-five percent (95%) of the lowest daily volume weighted average price of the Company’s common stock for the five trading days immediately following the date on which the Company is deemed to provide an advance notice of a sale of common stock under the Equity Agreement.

We relied on an exemption from the registration requirements of the Securities Act.  The transaction does not does involve a private offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about the Company and its investment.

At an assumed purchase price under the Equity Agreement of $0.00342 (equal to 95% of the closing price of our common stock of $0.0036 on June 21, 2012), we will be able to receive up to $59,850 in gross proceeds, assuming the sale of the entire 17,500,000 Shares of our common stock being registered hereunder pursuant to the Equity Agreement.  At an assumed purchase price of $0.00342 under the Equity Agreement, we would be required to register 713,949,152 additional shares to obtain the balance of $2,500,000 under the Equity Agreement.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Equity Agreement.  These risks include dilution of stockholders and significant decline in our stock price.

TCA will periodically purchase shares of our common stock under the Equity Agreement and will in turn, sell such shares to investors in the market at the prevailing market price.  This may cause our stock price to decline, which will require us to issue increasing numbers of shares to TCA to raise the same amount of funds, as our stock price declines.

TCA and any participating broker-dealers are “underwriters” within the meaning of the Securities Act.  All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of common stock beneficially owned by the Selling Security Holder as of the date hereof and the number of share of common stock being offered by the Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the shares for resale from time to time.  However, the Selling Security Holder is under no obligation to sell all or any portion of such shares nor is the Selling Security Holder obligated to sell any shares immediately upon effectiveness of this prospectus.  All information with respect to share ownership has been furnished by the Selling Security Holder.  The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to Be Offered	Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After Offering

TCA Global Credit Master Fund, LP (2)	1,736,111 (3)	17,500,000	1,736,111 (3)	1.65%

(1)

The number assumes the Selling Security Holder sells all of its shares being offering pursuant to this prospectus.

(2)

TCA Global Credit Master Fund, LP is a limited partnership organized and existing under the laws of the Cayman Islands.  TCA Global Credit Fund GP, Ltd. is the general partner of TCA and has voting and investment power over the shares beneficially owned by TCA.  Robert Press is the manager of TCA GP, and he has voting and investment power over the shares beneficially owned by TCA.

(3)

These shares represent the Facility Fee Shares issued to TCA pursuant to the Equity Agreement.

The above table assumes that TCA purchases the maximum amount of registrable Shares in this registration statement.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 17,500,000 Shares issued pursuant to the Equity Agreement held by the Selling Security Holder.

The Selling Security Holder and its successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holder may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will sell the shares as agent;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

privately negotiated transactions;

•

broker-dealers may agree with the Selling Stock Holder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Security Holder or successors in-interest may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.  Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the Selling Security Holder will attempt to sell shares of the Company’s common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holder.  In addition, any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holder.  The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

The Selling Security Holder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the Selling Security Holder.  We will file a supplement to this prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holder uses this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the Selling Security Holder.  The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

TCA is an “underwriter” within the meaning of the Securities Act in connection with the sale of our common stock under the Equity Agreement.  As further consideration for TCA entering into and structuring the equity facility, the Company shall pay to TCA the Facility Fee Shares.  The Facility Fee Shares shall be issued by the Company to TCA in four (4) quarterly installments, the first of such issuances being the date of execution of the Equity Agreement. The Company issued 1,736,111 shares of common stock valued at $31,250 for the first installment on the date of execution of the Equity Agreement.  The Company has also recorded common stock issuable for the remaining three installments in the amount of 5,208,333 common shares valued at $93,750.  The number of shares of common stock issuable will be adjusted based on the future market value of the common stock, as defined in the agreement.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect TCA to pay these expenses.  We have agreed to indemnify TCA and its controlling persons against certain liabilities, including liabilities under the Securities Act.  We estimate that the expenses of the offering to be borne by us will be approximately $40,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by TCA.  We may, however, receive proceeds from the sale of our common stock under the Equity Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This prospectus includes 17,500,000 Shares of our common stock offered by the Selling Security Holder.  The following description of our common stock is only a summary.  You should also refer to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 200,000,000 shares of common stock, par value of $0.001 per share and 10,000,000 shares of preferred stock, par value of $0.001 per share, of which 51 have been designated as Series A Preferred Stock.  As of June 22, 2012, 87,418,881 shares of the Company’s common stock are issued and outstanding and 51 shares of the Series A Preferred Stock are issued and outstanding.  The holders of common stock are entitled to one vote per share for the election of directors and on all other matters to be voted upon by the stockholders.

There is no cumulative voting.  Subject to preferences that may be applicable to any outstanding securities, the holders of common stock are entitled to receive, when and if declared by the board of directors, out of funds legally available for such purpose, any dividends on a pro rata basis.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.  The common stock has no preemptive or conversion rights or other subscription rights.  There are no redemption or sinking fund provisions applicable to the common stock.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated as “Alba Mineral Exploration, Inc.” on July 24, 2007, in the State of Delaware for the purpose of engaging in mineral properties. On October 21, 2009, we entered into the Exchange Agreement with Diamond Information Institute, whereby we acquired all of the issued and outstanding common stock of Diamond Information Institute and changed the name of the Company to Bergio International Inc.

As a result of entering into the Exchange Agreement, we have determined to pursue the business plan of Diamond Information Institute.  We are now in the business of designing and manufacturing upscale jewelry.

Our Business

We concentrate on supplying our jewelry products to boutique, upscale jewelry stores. We currently sell our jewelry to approximately 50 independent jewelry retailers across the United States and have spent over $3 million in branding the “Bergio” name through tradeshows, trade advertising, national advertising and billboard advertising, since launching the line in 1995.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy.

It is our intention to establish Bergio International as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines. Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks and patents of their products and collections. This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe. If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufacturers that have already created an identity and brand in the jewelry industry. We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations. In the event we obtain financing from third parties for any potential acquisitions, Bergio International may agree to issue our common stock in exchange for the capital received. However, as of the date of this report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Principal Products and Services

We have historically sold our products directly to distributors, retailers and other wholesalers, who then in turn sell their products to consumers through retail stores. Independent retail jewelers that offer the current Bergio line are not under formal contracts and most sell competing products as well.

Our products consist of a wide range of unique jewelry styles and designs made from precious metals such as gold, platinum and Karat gold, as well as other precious stones. We continuously innovate and change our designs based upon consumer trends. As a result of new designs being created we believe we are able to differentiate ourselves from our competition and strengthen our brands. We sell our products to our customers at price points that reflect the market price of the base material plus a markup reflecting our design fee and processing fees.

Each year, most jewelry manufacturers bring new products to market. We believe that we are a trendsetter in jewelry manufacturing. As a result, we come out with a variety of products throughout the year that we believe have commercial potential to meet what we feel are new trends within the industry. The “Bergio” designs consist of upscale jewelry that includes white diamonds, yellow diamonds, pearls, and colored stones, in 18K gold, platinum, and palladium. We currently design and produce approximately 75 to 100 product styles. Current retail prices for our products range from $400 to $200,000.

Our product range is divided into three fashion lines: (i) 18K gold line, (ii) a bridal line, and (iii) a couture and/or one of kind pieces. Our officer and director, Mr. Abajian, consults regularly with the design teams of his Italian manufacturers, which usually results in a constant continuation of new products and sometimes entire lines being developed. Typically, new products come on line approximately every year and most recently, Bergio International introduced its latest collection, Byzantine, Cestino, and Safari Collections, which launched in June 2010 and consists of approximately 35 pieces made with pink gold and diamonds. In 2011, we introduced two additional collections, Sistina and Rocca Collections. Depending on the timing and styling at any point in time, our products and collections would fall in one of the various categories shown below:

(1)

Whimsical. The whimsical line includes charms, crosses and other “add-on” pieces.

(2)

Fine. The proposed middle line will consist of fashion jewelry utilizing colored stones, diamonds and pearls applied to a variety of applications such as necklaces, pendants, earrings, bracelets and rings. The metals that we intend to use for the Middle line include platinum, 18K white & yellow gold.

(3)

Couture. The Couture line is our most luxurious line, and consists of one-of-a-kind pieces, new showcase products each year, and predominantly utilizes diamonds, platinum and other precious metals and stones of the highest grade and quality available.

(4)

Bridal. The Bridal line is our core business. We attempt to stay on the forefront of trends and designs in the bridal market with the latest in wedding sets, engagement rings and wedding bands for both men and women.

Each year, we attempt to expand and/or enhance these lines, while constantly seeking to identify trends that we believe exist in the market for new styles or types of merchandise. Design and innovation are the primary focus of our manufacturing and we are less concerned with the supply and capacity of raw materials. Mr. Abajian with his contacts, which are located mostly overseas, regularly meets to discuss, conceptualize and develop Bergio’s various products and collections. When necessary, additional suppliers and design teams can be brought in as the market needs dictate. Management intends to maintain a diverse line of jewelry to mitigate concentration of sales and continuously expand our market reach.

Distribution Methods and Marketing

We continue to devote our efforts towards brand development and utilize marketing concepts in an attempt to enhance the marketability of our products. During the past several years, we have carried out our brand development strategy based on our product quality and design excellence, which is highlighted through our sales personnel. We have established significant networks and relationships with retailers which allow our products to be promoted and sold nationwide. We maintain a broad base of customers and concentrate on retailers that sell fashionable and high end jewelry. We also work with our customers to adjust product strategies based on the customer’s feedback to try and decrease the likelihood of overstocked or undesired products.

We intend to further promote our products and brand by participating in trade shows and various exhibitions, consumer and trade advertisements, billboard advertisements, as well as make specialty appearances in retail stores carrying our products.

Sources and Availability of Raw Materials and Principal Suppliers

Most of the inventory and raw materials we purchase occurs through our manufacturers located in Europe. The inventory that we directly maintain is based on recent sales and revenues of our products but ultimately is at the discretion of Mr. Abajian and his experience in the industry. Our inventories are commodities that can be incorporated into future products or can be sold on the open market. Additionally, we perform physical inventory inspections on a quarterly basis to assess upcoming styling needs and consider the current pricing in metals and stones needed for our products.

We acquire all raw gemstones, precious metals and other raw materials used for manufacturing our products on the open market. We are not constrained in our purchasing by any contracts with any suppliers and acquire raw material based upon, among other things, availability and price on the open wholesale market.

Approximately 95% of our product line is now produced in our facility in Fairfield, New Jersey and 5% is contracted to our manufacturing supplier in Italy, who then procure the raw materials in accordance with the specifications and designs submitted by Bergio International. However, the general supply of precious metals and stones used by us can be reasonably forecast even though the prices will fluctuate. Any price differentials in the precious metals and stones will typically be passed on to the customer.

For the raw materials not procured by contracted manufacturers, we have approximately five suppliers that compete for our business, with our largest gold suppliers being ASD Casting Inc. Most of our precious stones are purchased from various diamond dealers. We do not have any formal agreements with any of our suppliers but have established an ongoing relationship with each of our suppliers.

Customers

During the year ended December 31, 2011, the Company did not have one customer that accounted for approximately 5% or more of our annual sales. All of our sales are generated from our customer base of 50 customers, which includes luxury department store retailer Neiman Marcus.

Intellectual Property

Bergio is a federally registered trademarked name that we own. Since the first trademark of “Bergio” was filed, all advertising, marketing, trade shows and overall presentation of our product to the public has prominently displayed this trademark. As additional lines are designed and added to our products, we may trademark new names to distinguish the particular products and jewelry lines.

Employees

As of April 2, 2012, we had 3 full-time employees and 2 part-time employees. Of our current employees, 1 is sales and marketing personnel, 2 are manufacturing and 2 hold administrative and executive positions. No personnel are covered by a collective bargaining agreement. We intend to use the services of independent consultants and contractors when possible or until we are able to hire internal personnel.

Competition and Market Overview

The jewelry design and manufacture industry is extremely competitive and has low barriers to entry. We compete with other jewelry designers and manufacturers of upscale jewelry as well as retail jewelry stores. There are over 2,500 jewelry design and manufacture companies worldwide, several of which have greater experience, brand name recognition and financial resources than Bergio International.

Our management believes that the jewelry industry competes in the global marketplace and therefore must be adaptable to remain competitive. Recently the U.S. economy has encountered a slowdown and Bergio International anticipates the U.S. economy will most likely remain weak at least through the end of 2012. Consumer spending for discretionary goods such as jewelry is sensitive to changes in consumer confidence and ultimately consumer confidence is affected by general business considerations in the U.S. economy. Consumer discretionary spending generally declines during times of falling consumer confidence, which may affect the retail sale of our products. U.S. consumer confidence reflected these slowing conditions throughout 2011. The impact of the slowing U.S. economy is not usually known until the third quarter of any given year in our industry, thus it is hard to estimate the actual impact the slowing economy will have on our business.

According to the United States Department of Commerce outlook, the United States apparent consumption of precious metal jewelry was expected to grow over the next few years at a slow but steady rate, before picking up considerably in 2013. A stronger economy, more spending by the baby boomers and young professionals with an overall trend toward luxury products will lead to future growth. From 2007 to 2011, apparent consumption of precious metal jewelry was expected to increase by an average of 3.9% per year, totaling $14.0 billion in 2011. Therefore, we intend to make strong efforts to maintain our brand in the industry through our focus on the innovation and design of our products as well as being able to consolidate and increase cost efficiency when possible through acquisitions.

Environmental Regulation and Compliance

The United States environmental laws do not materially impact our manufacturing as we are using state of the art equipment that complies with all relevant environmental laws.

Approximately 5% of the Company’s manufacturing is contracted to quality suppliers in the vicinity of Valenza, Italy, with the remaining 95% of setting and finishing work being conducted in Bergio International’s Fairfield, New Jersey facility. The setting and finishing work done in our New Jersey facility involves the use of precision lasers, rather than using old soldering procedures which uses gas and oxygen to assemble different elements. Soap and water is used as a standard to clean the jewelry. Also, a standard polishing compound is used for the finishing work but it does not have a material impact on our cost and effect of compliance with environmental laws.

Government Regulation

Currently, we are subject to all of the government regulations that regulate businesses generally such as compliance with regulatory requirements of federal, state, and local agencies and authorities, including regulations concerning workplace safety, labor relations, and disadvantaged businesses. In addition, our operations are affected by federal and state laws relating to marketing practices in the retail jewelry industry. We are subject to the jurisdiction of federal, various state and other taxing authorities. From time to time, these taxing authorities review or audit our business.

Reports to Security Holders

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the U.S. Securities and Exchange Commission. You may read and copy these reports, statements, or other information we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. Our filings are also available to the public from commercial document retrieval services and the Internet worldwide website maintained by the U.S. Securities and Exchange Commission at www.sec.gov.

DESCRIPTION OF PROPERTY

Currently, we lease a 1,730 square feet design and manufacturing facility located in Fairfield, New Jersey.  The lease expired in August 31, 2010, and is being renewed on a month-to-month basis.  We also rent office space at this facility.  We pay approximately $1,800 per month.  Our Fairfield, New Jersey facility is presently adequate for the performance of all company functions, which includes manufacturing, design and administrative needs.

Additionally, we anticipate opening additional offices and/or design facilities in other locations as we continue to implement our business plan throughout the United States, when and if any acquisitions are completed in the future.  At the current time, our expansion plans are in the preliminary stages with no formal negotiations being conducted.  Most likely no expansions will take place until additional revenues can be achieved or additional capital can be raised to help offset the costs associated with any expansion.

LEGAL PROCEEDINGS

The Company is currently a defendant in a litigation filed by Moti Ganz USA, Ltd., as plaintiff, involving the return of a piece of jewelry valued at approximately $12,000. The Company is currently finalizing negotiations to have the jewelry returned.

The Company is currently a plaintiff in a litigation filed against Macau Consultants and Advisory Services, Inc., Diamond International, Inc., Stanley Larson, Merlin Larson, Dennis Atkins, Paul Crawford, et al, as defendants.  The litigation involves the sale of Diamond International, Inc. to Macau Consultants and Advisory Services, Inc. for a purchase price of $225,000.  A past due receivable balance of $137,500 was due to the Company at December 31, 2011.  Subsequent to December 31, 2011, the Company received a payment of $65,000, leaving a remaining balance of $72,500.

Other than the matters described above, we are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this prospectus, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•

Our ability to raise capital when needed and on acceptable terms and conditions;

•

Our ability to procure or produce products and sell them at a reasonable profit;

•

The intensity of competition for products similar to ours; and

•

General economic conditions.

All written and oral forward-looking statements made are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We concentrate our business on boutique, upscale jewelry stores.  We currently sell our jewelry to approximately 50 independent jewelry retailers across the United States and have spent over $3 million in branding the Bergio name through tradeshows, trade advertising, national advertising and billboard advertising since launching the line in 1995.  Our products consist of a wide range of unique styles and designs made from precious metals such as, gold, platinum, and Karat gold, as well as diamonds and other precious stones.  We have approximately 50 to 75 product styles in our inventory, with prices ranging from $400 to $200,000.  We have manufacturing control over our line as a result of having a manufacturing facility in New Jersey as well as subcontracts with facilities in Italy.

It is our intention to establish Bergio International as a holding company for the purpose of acquiring established jewelry design and manufacturing firms who possess branded product lines.  Branded product lines are products and/or collections whereby the jewelry manufacturers have established their products within the industry through advertising in consumer and trade magazines as well as possibly obtaining federally registered trademarks of their products and collections.  This is in line with our strategy and belief that a brand name can create an association with innovation, design and quality which helps add value to the individual products as well as facilitate the introduction of new products.

We intend to acquire design and manufacturing firms throughout the United States and Europe.  If and when we pursue any potential acquisition candidates, we intend to target the top 10% of the world’s jewelry manufactures that have already created an identity and brand in the jewelry industry.  We intend to locate potential candidates through our relationships in the industry and expect to structure the acquisition through the payment of cash, which will most likely be provided from third party financing, as well as our common stock but not cash generated from our operations.  In the event we obtain financing from third parties for any potential acquisitions, Bergio International may agree to issue our common stock in exchange for the capital received.  However, as of the date of this report, we do not have any binding agreements with any potential acquisition candidates or arrangements with any third parties for financing.

Results of Operations

For the Year Ended December 31, 2011 Compared to the Year Ended December 31, 2010

The following income and operating expenses tables summarize selected items from the statement of operations for the year ended December 31, 2011 compared to the year ended December 31, 2010.

INCOME:

	Years Ended December 31,		Increase/
	2011	2010	(Decrease)

Sales - Net	$1,621,011	$1,445,570	12%

Cost of Sales	926,684	812,831	14%

Gross Profit	$694,327	$632,739	10%

Gross Profit as a Percentage of Revenue	43%	44%	(--)%

Sales

Net sales for the year ended December 31, 2011 were $1,621,011, compared to $1,445,570 for the year ended December 31, 2010.  This resulted in an increase of approximately $175,000 or 12% from the comparable period.  The increase in sales is primarily a result of increased volume as well as our efforts to introduce new products and to expand our customer base outside the United States and into Europe and Asia.  The Company does not engage in selling raw materials

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the year ended December 31, 2011 was $926,684 an increase of approximately $114,000, or 14%, from $812,831 for the year ended December 31, 2010.  The increase in cost of sales relative to sales primarily related to a bulk sale of diamonds in the third quarter of 2011, which generated very low profit margins. These sales occur infrequently as we are not in the business of selling raw materials.

Gross Profit

During the year ended December 31, 2011, our gross profit as a percentage of sales was 43%, compared to a gross profit as a percentage of sales of 44% for the year ended December 31, 2010.  Our decrease in gross profit percentage during 2011 was primarily attributable to the bulk sales of diamonds as described above. Our gross profit margin on fourth quarter 2011 sales was 56%.

OPERATING EXPENSES:

	Years Ended December 31,		Increase/
	2011	2010	(Decrease)

Selling Expenses	$412,276	$317,463	30%

Total General and Administrative Expenses	523,058	655,851	(20)%

Total Operating Expenses	$935,334	$973,314	(4)%

Other Income [Expense]	$(167,321)	$(498,424)	(66)%

Net Loss	$(408,328)	$(838,999)	(51)%

Selling Expenses

Total selling expenses were $412,276 for the year ended December 31, 2011, which was approximately a $95,000 or 30% increase from $317,463 for the year ended December 31, 2010.  Selling expenses include advertising, trade show expenses, travel and selling commissions.  The increase in selling expenses during the year ended December 31, 2011 is a result of increased selling commissions, advertising and travel expenses as we implement our strategic plan to increase our customer base outside the United States.

General and Administrative Expenses

General and administrative expenses were $523,058 for the year ended December 31, 2011 versus $655,851 for the year ended December 31, 2010, a decrease of approximately $133,000 or 20%.  The decrease in general and administrative expenses primarily results from a decrease in share-based services of $242,900, offset by increases in payroll costs and professional fees, incurred in the implementation our expansion plans and in our efforts to raise capital.

Loss from Operations

During the year ended December 31, 2011, we had a loss from operations totaling $241,007, which was a decrease of approximately $100,000 (29%) from the loss of $340,575 for the year ended December 31, 2010.  As discussed above, reductions in our general and administrative expenses, was the primary reason for the significant decrease in our operating loss.

Other Income [Expense]

Other Income [Expense] in the year ended December 31, 2011, is comprised primarily of the fair value change in our derivative of $176,841 net of interest expense of $66,332, amortization of debt discount of $199,895, write-down of other receivable of $72,500 and amortization of deferred financing costs of $6,785.  Other Income [Expense] in the year ended December 31, 2010, is comprised primarily of the $225,000 gain from the sale of our subsidiary, Diamond, and the fair value change in our derivative of $60,206 net of share-based financing costs of $595,160, interest expense of $68,240, and amortization of debt discount of $120,230.

Net Loss

We incurred a net loss of $408,328 for the year ended December 31, 2011, compared to a net loss of $838,999 for the year ended December 31, 2010.  This represented a decrease in our net loss of approximately $431,000 (51%) from the comparable period, attributable to the various factors as discussed above.

For the Three Months Ended March 31, 2012 Compared to the Three Months Ended March 31, 2011

The following income and operating expenses tables summarize selected items from the statement of operations for the three months ended March 31, 2012, compared to the three months ended March 31, 2011.

Income

	Three Months ended March 31,		Increase/
	2012	2011	(Decrease)

Sales - Net	$329,947	$270,551	22%

Cost of Sales	135,660	181,053	(25)%

Gross Profit	$194,284	$89,498	117%

Gross Profit as a Percentage of Revenue	59%	33%	(--)%

Sales

Net sales for the three months ended March 31, 2012, were $329,947, compared to $270,551 for the three months ended March 31, 2011. This resulted in an increase of approximately $59,396 or 22% from the comparable period.  The increase in sales is primarily a result of our efforts to introduce new products and to expand our customer base outside the United States and into Europe and Asia.

Typically, revenues experience significant seasonal volatility in the jewelry industry.  The first two quarters of any given year typically represent approximately 15%-25% of total year revenues, based on historic results.  The holiday buying season during the last two quarters of every year typically account for the remainder of annual sales.

Cost of Sales

Cost of sales for the three months ended March 31, 2012, was $135,660, a decrease of approximately $45,393, or 25%, from $181,053 for the three months ended March 31, 2011.  The decrease in cost of sales relative to sales is primarily due to selling old inventory at a higher margin because of the increase of the price of metals and diamonds.

Gross Profit

During the three months ended March 31, 2012, our gross profit as a percentage of sales was 59%, compared to a gross profit as a percentage of sales of 33% for the three months ended March 31, 2011.  This increase in gross profit percentage during was primarily attributable to selling old Inventory as described above.

Operating Expenses

	Three Months Ended March 31,		Increase/
	2012	2011	(Decrease)

Selling Expenses	$38,528	$67,604	(43%)

Total General and Administrative Expenses	188,210	180,819	4%

Total Operating Expenses	$226,738	$248,423	(9)%

Other Income (Expense)	$(189,218)	$(18,905)	901%

Net Loss	$(221,669)	$(177,830)	25%

Selling Expenses

Total selling expenses were $38,528 for the three months ended March 31, 2012, which was approximately a $29,076 or 43% decrease from $67,604 for the three months ended March 31, 2011.  Selling expenses include advertising, trade show expenses, travel and selling commissions.  The decrease in selling expenses during the three months ended March 31, 2012, is a result on cutting back on advertisement for the first quarter due to the volatility of the economy.

General and Administrative Expenses

General and administrative expenses were $188,210 for the three months ended March 31, 2012, versus $180,819 for the three months ended March 31, 2011, an increase of approximately $7,391 or 4%.

Loss from Operations

During the three months ended March 31, 2012, we had a loss from operations totaling $32,451, which was a decrease of approximately $126,474 (80%) from the loss of $158,925 for the three months ended March 31, 2011.  As discussed above, reductions in our cost of sales and selling expenses and the increase in revenues was the primary reason for the significant decrease in our operating loss.

Other Income (Expense)

Other income (Expense) in the three months ended March 31, 2012, is comprised primarily of the fair value change in our derivative of $6,278, net interest expense of $15,889, amortization of debt discount of $130,038, and amortization of deferred financing costs of $20,772.  Other income (Expense) in the three months ended March 31, 2011, is comprised primarily of the fair value change in our derivative of $14,400, interest expense of $17,155, and amortization of debt discount of $16,150.

Net Loss

We incurred a net loss of $221,669 for the three months ended March 31, 2012, compared to a net loss of $177,830 for the three months ended March 31, 2011.  This represented an increase in our net loss of approximately $43,839 (25%) from the comparable period, attributable to the various factors.  The increase in net loss is primarily attributable to our increase in amortization of debt discount from March 31, 2011, to March 31 2012, of approximately $114,000 and an increase in amortization of deferred financing cost of approximately $21,000.

Liquidity and Capital Resources

The following table summarizes working capital at March 31, 2012, compared to December 31, 2011.

	March 31, 2012	December 31, 2011	Increase / (Decrease)

Current Assets	$2,145,333	$2,183,826	$	(-38,493)

Current Liabilities	$1,249,208	$1,214,369		$34,839

Working Capital	$896,125	$969,457		$(73,332)

At March 31, 2012, we had cash of $18,252, compared to a cash balance of $128,238 at December 31, 2011, a decrease of $109,986.  Over the next twelve months we believe that our existing capital combined with available borrowing under our bank line of credit and anticipated cash flow from operations will be sufficient to sustain our current operations. Additionally, our major stockholder has agreed to continue, at time to time as needed, to advance funds under similar terms as his prior advances.  It is anticipated that we will need to sell additional equity and/or debt securities in the event we locate potential mergers and/or acquisitions.

As of March 31, 2012, the Company believes it has cash on hand to sustain operations for approximately two months.  The Company is currently in the process of raising additional capital through convertible debt.  Further, the Company believes that financing obtained through the equity facility with TCA will allow the Company to sustain operations for the next twelve months, though there is no guarantee the Company will be able to receive the full amount under the equity line.

Our working capital decreased by 3% as of March 31, 2012, as discussed below.

Accounts receivable at March 31, 2012 and December 31, 2011, was $383,572 and $385,642, respectively, representing a decrease of $2,070 or 1%.  We typically offer our customers 60, 90 or 120 day payment terms on sales, depending upon the product mix purchased.  When setting terms with our customers, we also consider the term of the relationship with individual customers and management’s assessed credit risk of the respective customer, and may at management’s discretion, increase or decrease payment terms based on those considerations.  The decrease in accounts receivable is primarily attributable to our increased collection efforts.

Inventory at March 31, 2012 and December 31, 2011, was $1,674,659 and $1,529,394, respectively.  Our management seeks to maintain a very consistent inventory level that it believes is commensurate with current market conditions and manufacturing requirements related to anticipated sales volume.  We historically do not have an inventory reserve for slow moving or obsolete products due to the nature of our inventory of precious metals and stones, which are commodity-type raw materials and rise in value based on quoted market prices established in actively trade markets.  This allows for us to resell or recast these materials into new products and/or designs as the market evolves.

Accounts payable and accrued expenses at March 31, 2012, were $210,402, compared to $119,231 at December 31, 2011, which represents a 76% increase.  This increase is attributed to the purchasing of raw material for production for our upcoming Vegas JCK show.

Advances from our major stockholder at March 31, 2012, were $221,244, compared to $323,086 at December 31, 2011.  The decrease is a result of additional repayments in 2012.

Bank Lines of Credit and Notes Payable

Our indebtedness is comprised of various bank credit lines, term loans, capital leases and credit cards intended to provide capital for the ongoing manufacturing of our jewelry line, in advance of receipt of the payment from our retail distributors.  As of March 31, 2012, we had one outstanding term loan.  The term loan, with Leaf Financial Corp., which is payable in monthly installments and matures in April 2014, had an original balance of $100,000.  The note bears an annual interest rate of 10.52% and as of March 31, 2012, there was an outstanding balance of $48,342.  The note is collateralized by our assets.  We also had a $300,000 term loan with JPMorgan Chase, which had an outstanding balance of $72,371 and was paid in the fourth quarter of 2011, through an assignment and convertible debenture agreement with Panache Capital, LLC, as discussed below.

In December 2011, we entered into a $75,000 bank line of credit agreement with Columbia Bank.  Interest is at the bank’s prime rate plus 1.75% with a minimum rate of 5.75%.  The credit line has been utilized in 2012. As of March 31, 2012, the outstanding balance is $20,500. The line is collateralized by our assets as well as a personal guarantee by the Company’s Chief Executive Officer, Berge Abajian.  We had a bank line of credit of $55,000 with JPMorgan Chase Bank, which had an outstanding balance of $36,971 and was paid in the fourth quarter of 2011, through an assignment and convertible debenture agreement with Asher Enterprises, Inc. (“Asher”), as discussed below.

In addition to term loans, we have a number of various unsecured credit card obligations.  These obligations require minimal monthly payments of interest and principle and as of March 31, 2012, have interest rates ranging from 3.99% to 8.75%.  As of March 31, 2012, we have outstanding balances related to these obligations of $101,998.

Convertible Debt

We have convertible debt notes maturing in various months during 2012, with the latest maturity of December 31, 2012.  The notes interest rates range from 8% to 12%.  The conversion feature is accounted for as an embedded derivative carried on our balance sheet at fair value and any unrealized change in fair value is a component on our statement of operations.  The embedded derivative is valued using the Black-Scholes pricing model.  At March 31, 2012 convertible debt of $460,542 is shown net of debt discount of $101,185.  For the three months ended March 31, 2012, amortization of debt discount amounted to $130,038 and unrealized gain from the change in the fair value of the derivative liability amounted to $6,278.

Satisfaction of Our Cash Obligations for the Next 12 Months

A critical component of our operating plan impacting our continued existence is to efficiently manage the production of our jewelry lines and successfully develop new lines through our Company or through possible acquisitions and/or mergers.  Our ability to obtain capital through additional equity and/or debt financing, and joint venture partnerships will also be important to our expansion plans.  In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to reduce the growth of our operations.  This may materially impact our ability to increase revenue and continue our growth.

Over the next twelve months we believe that our existing capital combined with available borrowing under our bank line of credit, equity facility with TCA, and anticipated cash flow from operations will be sufficient to sustain our current operations.  In addition, our major stockholder has agreed to continue, at time to time as needed, to advance funds under similar terms as his prior advances.  However, in the event we locate potential acquisitions and/or mergers we will most likely need to obtain additional funding through the sale of equity and/or debt securities. There can be no assurance that if additional funding is required we will be able to secure it on terms that are favorable to us or at all.

Research and Development

We are not anticipating significant research and development expenditures in the near future.

Expected Purchase or Sale of Plant and Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment; as such items are not required by us at this time.

Significant Changes in the Number of Employees

We currently have 3 full-time employees and 2 part-time employees.  Of our current employees, 1 is sales and marketing personnel, 2 are manufacturing and 2 hold administrative and executive positions.  None of our employees are subject to any collective bargaining agreements.  We do not anticipate a significant change in the number of full time employees over the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, results or operations, liquidity, capital expenditures or capital resources that is deemed material.

Critical Accounting Policies

The Company prepares its financial statements in accordance with accounting principles generally accepted in the United States of America.  Preparing financial statements in accordance with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reported period.

Accounts Receivable

Management periodically performs a detailed review of amounts due from customers to determine if accounts receivable balances are impaired based on factors affecting the collectability of those balances.  Management has provided an allowance for doubtful accounts of approximately $48,000 and $48,000 at March 31, 2012 and December 31, 2011, respectively.

Long-Lived Assets

In accordance with generally accepted accounting principles, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If an asset is determined to be impaired, the loss is measures by the excess of the carrying amount of the asset over its fair value as determined by an estimate of undiscounted future cash flows.  As these factors are difficult to predict and are subject to future events that may alter management’s assumptions, the future cash flows estimated by management in their impairment analyses may not be achieved.

Fair Value of Financial Instruments

The Company follows guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

•

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

•

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

•

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of March 31, 2012, the fair value of short-term financial instruments including cash overdraft, accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity. The fair value of property and equipment is estimated to approximate its net book value. The fair value of debt obligations, other than convertible debt obligations, approximates their face values due to their short-term maturities and/or the variable rates of interest associated with the underlying obligations.

The following are the major categories of liabilities measured at fair value on a recurring basis as of March 31, 2012 and December 31, 2011, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	March 31, 2012				December 31, 2011
	Fair Value Measurements Using				Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Derivative Liabilities	$--	$310,230	$--	$310,230	$--	$282,584	$--	$282,584

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities.” This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value option for any of its qualifying financial instruments.

Deferred Offering and Deferred Financing Costs

We defer certain costs associated with financing activities related to the issuance of equity securities (deferred offering costs) and debt securities (deferred financing costs). These costs consist primarily of legal, banking and other professional fees related to the transactions. Upon successful completion of the offering of equity securities, deferred offering costs are recorded as a reduction of the net proceeds in paid in capital. If the offering is not successful, such costs will be expensed. Deferred financing costs are amortized over the life of the related debt.

Equity-Based Compensation

The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant. The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Revenue Recognition

The Company’s management recognizes revenue when realized or realizable and earned.  In connection with revenue, the Company established a sales return and allowance reserve for anticipated merchandise to be returned based on historical operations.  The Company’s sole revenue producing activity as a manufacturer and distributor of upscale jewelry is affected by movement in fashion trends and customer desire for new designs, varying economic conditions affecting consumer spending and changing product demand by retailers affecting their desired inventory levels.  Realizing that this may, and in some periods has, resulted in a significant amount of sales returns, management revised the Company policy of accepting merchandise returns.  Whereas under prior policy customers had up to 360 days to return merchandise and were allowed credits as offsets to their outstanding accounts receivable, under the current return policy merchandise, with limited exceptions, cannot be returned.

Recently Issued Accounting Standards

On May 12, 2011, the FASB issued ASU 2011-04.  The ASU is the result of joint efforts by the FASB and the International Accounting Standards Board (“IASB”) to develop a single, converged fair value framework.  Thus, there are few differences between the ASU and its international counterpart, IFRS 13.  This ASU is largely consistent with existing fair value measurement principles in U.S. GAAP; however it expands ASC 820’s existing disclosure requirements for fair value measurements and makes other amendments.  The ASU is effective for interim and annual periods beginning after December 15, 2011.  The adoption of ASU 2011-04 did not have a material effect on the financial position, results of operations or cash flows of the Company.

On June 16, 2011, the FASB issued ASU 2011-05, which revises the manner in which entities present comprehensive income in their financial statements.  The new guidance removes the presentation options in ASC 220 and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  The ASU does not change the items that must be reported in other comprehensive income.  The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The adoption of ASU 2011-05 did not have a material effect on the financial position, results of operations or cash flows of the Company.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying financial statements.

MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTCBB under the symbol BRGO.OB.  The following table sets forth the range of the high and low bid quotations of the Company’s common stock for the past three years in the over-the-counter market, as reported by the OTCBB.  The quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

Calendar Quarter Ended:

	High	Low

2012
March 31	$0.02	$0.01

2011
March 31	$0.11	$0.01
June 30	0.07	0.01
September 30	0.12	0.01
December 31	0.09	0.01

2010
March 31	$0.04	$0.04
June 30	0.02	0.02
September 30	0.25	0.12
December 31	0.35	0.07

(b) Holders

As of June 22, 2012, we estimate that there were approximately 39 holders of record of our common stock.  This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future.  Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

As of December 31, 2011, we had an incentive stock and award plan under which 5,000,000 shares had been reserved for issuance.  The following table shows information with respect this plan as of the fiscal year ended December 31, 2011.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	533,553	-	4,466,447

Equity compensation plans not approved by security holders	-	-	-

Total	533,553	-	4,466,447

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and text sets forth the names and ages of all our directors and executive officers and our key management personnel as of June 22, 2012. All of our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the board of directors, and are elected or appointed to serve until the next Board of Directors meeting following the annual meeting of stockholders. Also provided is a brief description of the business experience of each director and executive officer and the key management personnel during the past five years and an indication of directorships held by each director in other companies subject to the reporting requirements under the Federal securities laws.

Name	Age	Position
Berge Abajian	52	Chief Executive Officer, Chairman
Arpi Abajian	49	Secretary

Following is a brief summary of the background and experience of each director and executive officer of Bergio International, Inc.:

Berge Abajian became the Chief Executive Officer of Bergio International in October 2009. Prior to that, Mr. Abajian served as CEO of the Diamond Information Institute, the predecessor company to Bergio International, from 1988 to October 2009. Mr. Abajian has a BS in Business Administration from Fairleigh Dickinson University and is well known and respected in the jewelry industry. Since 2005, Mr. Abajian has served as the President of the East Coast branch of the Armenian Jewelry Association and has also served as a Board Member on MJSA (Manufacturing Jewelers and Suppliers of America), New York Jewelry Association, and the 2001-2002 Luxury Show.

Arpi Abajian, was appointed our Secretary on October 29, 2009, by the Company’s Board of Directors. For the past 10 years, Ms. Abajian has worked at Bergio (formerly known as Diamond Information Institute) in various administrative positions. Ms. Abajian is currently married to the Chief Executive Officer and Chairman of our company and does not serve on the board of any other companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, except to the extent governed by an employment agreement.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Meetings of Our Board of Directors

Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the Board then serving.

Committees of the Board

We do not currently have a compensation committee, executive committee, or stock plan committee.

Audit Committee

We do not have a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Nomination Committee

Our board of directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our Board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

•

The appropriate size of our board of directors;

•

Our needs with respect to the particular talents and experience of our directors;

•

The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•

Experience in political affairs;

•

Experience with accounting rules and practices; and

•

The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

Section 16(a) Beneficial Ownership Reporting Compliance

Our officers, directors and shareholders owning greater than ten percent of our shares are not required to comply with Section 16(a) of the Securities Exchange Act of 1934 because we do not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

EXECUTIVE COMPENSATION

Overview

The following is a discussion of our program for compensating our named executive officers and directors.  Currently, we do not have a compensation committee, and as such, our board of directors is responsible for determining the compensation of our named executive officers.

Compensation Program Objectives and Philosophy

The primary goals of our policy of executive compensation are to attract and retain the most talented and dedicated executives possible, to assure that our executives are compensated effectively in a manner consistent with our strategy and competitive practice and to align executive compensation with the achievement of our short- and long-term business objectives.

The board of directors considers a variety of factors in determining compensation of executives, including their particular background and circumstances, such as their training and prior relevant work experience, their success in attracting and retaining savvy and technically proficient managers and employees, increasing our revenues, broadening our product line offerings, managing our costs and otherwise helping to lead our Company through a period of rapid growth.

In the near future, we expect that our board of directors will form a compensation committee charged with the oversight of executive compensation plans, policies and programs of our Company and with the full authority to determine and approve the compensation of our chief executive officer and make recommendations with respect to the compensation of our other executive officers.  We expect that our compensation committee will continue to follow the general approach to executive compensation that we have followed to date, rewarding superior individual and company performance with commensurate cash compensation.

Employment Agreements

On September 1, 2011, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mr. Abajian, the Company’s Chief Executive Officer, restating that certain employment agreement by and between parties as of February 28, 2010.

Pursuant to the terms of the Amended Agreement, Mr. Abajian shall serve as the Company’s Chief Executive Officer for a period of five years, commencing retroactively on February 28, 2010, and expiring on February 28, 2015 (the “Term”).  Upon conclusion of the Term, the Amended Agreement shall be automatically renewed for successive one year periods upon the same terms and conditions unless terminated by either of the parties in accordance with the Amended Agreement’s terms.

Mr. Abajian is to receive a base salary in the amount of $175,000 per annum for year one, commencing on February 28, 2010, and shall increase at a rate of three percent (3%) per annum for each consecutive year after 2010, or at such rates as are approved from time to time by the Company’s board of directors.  In addition, Mr. Abajian is to receive an annual bonus equal to one-half percent (0.5%) based upon the Company’s annual net profit before taxes.  Mr. Abajian is also eligible to participate in the Company’s medical insurance plan, life insurance plan or any 401(k), pension or similar plans that are now or may be in the future established, for the general benefit of the Company’s senior executives.  Further, and pursuant to the terms of the Amended Agreement, the Company issued to Mr. Abajian 51 shares of the Company’s Series A Preferred Stock, par value $0.001 per share, subject to certain increases.

Stock-Based Awards under the Equity Incentive Plan

We have adopted an unfunded Non-Qualified Deferred Compensation Plan to compensate our Chief Executive Officer.  Under this Plan, we are not required to reserve funds for compensation, and we are only obligated to pay compensation when and if funds are available.  Any amounts due but unpaid automatically accrue to deferred compensation.  The Plan has the option to be renewed annually at the discretion of our company.  While unfunded and non-recourse, for compliance with GAAP this is disclosed as an accrued expense on the balance sheet.

Retirement Benefits

Currently, we do not provide any Company sponsored retirement benefits to any employee, including the named executive officers.

Perquisites

We have historically, provided only modest perquisites to our named executive officers. We do not view perquisites as a significant element of our compensation structure, but do believe that perquisites can be useful in attracting, motivating and retaining the executive talent for which we compete.  It is expected that our historical practices regarding perquisites will continue and will be subject to periodic review by our by our board of directors.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the years ended December 31, 2011, 2010 and 2009.

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for the years ended December 31, 2011, 2010 and 2009.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)	Non-Equity Incentive Plan Comp. ($)	Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)	Total ($)
Berge Abajian Chief Executive Officer, Chief Financial Officer, Chairman	2011	77,885	0	0	0	0	0	15,189 (1)	93,074
	2010	141,666	0	0	0	0	0	17,873 (1)	159,539
	2009	13,413	0	0	20,000 (2)	0	0	17,856 (1)	51,269
Arpi Abajian	2011	0	0	0	0	0	0	0	0
Secretary	2010	0	0	0	0	0	0	0	0
	2009	0	0	0	0	0	0	0	0

(1)

Other compensation was made up of Mr. Abajian’s car expense and health insurance expenses.

(2)

The amounts shown in this column reflect the expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2011, 2010 and 2009, in accordance with FAS 123(R). On February 11, 2009, Mr. Abajian was issued 10,942 shares of common stock as compensation in advance for serving on Diamond Information Institute’s Board of Directors for the 2009 fiscal year. None of the shares owned by Mr. Abajian have any registration rights attached to them.

Incentive Stock and Award Plan

On May 9, 2011, the Company’s Board of Directors approved, authorized and adopted the 2011 Incentive Stock and Award Plan (the “Plan”).  Subject to adjustment for mergers, reorganizations, consolidation, recapitalization, stock dividend or other change in corporate structure, a total of 5,000,000 shares of common stock, par value $0.001 per share is subject to the Plan.  Under the Plan, the Company may grant non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.  Subject to a tax exception, if any Option or Restricted Stock expires or is canceled prior to its exercise or vesting in full, the shares of common stock issuable under the Option or Restricted Stock may be issuable pursuant to future Options or Restricted Stock under the Plan.

The Plan shall be administered by a committee consisting of one (1) director (the “Committee”).  In the absence of such a Committee, the Company’s Board of Directors shall administer the Plan.

Each Option shall contain the following material terms:

(i) the exercise price, which shall be determined by the Committee at the time of grant, shall not be less than 100% of the Fair Market Value (defined as the closing price on the final trading day immediately prior to the grant on the principal exchange or quotation system on which the Common Stock is listed or quoted, as applicable) of the Common Stock of the Company on the date the Option is granted, provided that if the recipient of the Option owns more than ten percent (10%) of the total combined voting power of the Company, the exercise price shall be at least 110% of the Fair Market Value;

(ii) the term of each Option shall be fixed by the Committee, provided that such Option shall not be exercisable more than ten (10) years after the date such Option is granted, and provided further that with respect to an Incentive Option, if the recipient owns more than ten percent (10%) of the total combined voting power of the Company, the Incentive Stock Option shall not be exercisable more than five (5) years after the date such Incentive Option is granted;

(iii) subject to acceleration in the event of a Change of Control of the Company (as further described in the Plan), the period during which the Options vest shall be designated by the Committee or, in the absence of any Option vesting periods designated by the Committee at the time of grant, shall vest and become exercisable in equal amounts on each fiscal year of the Company through the five (5) year anniversary of the date on which the Option was granted;

(iv) no Option is transferable and each is exercisable only by the recipient of such Option except in the event of the death of the recipient; and

(v) with respect to Incentive Stock Options, the aggregate Fair Market Value of Common Stock that may be issued for the first time during any calendar year shall not exceed $100,000.

Each award of Restricted Stock is subject to the following material terms:

(i) no rights to an award of Restricted Stock is granted to the intended recipient of Restricted Stock unless and until the grant of Restricted Stock is accepted within the period prescribed by the Committee;

(ii) Restricted Stock shall not be delivered until they are free of any restrictions specified by the Committee at the time of grant;

(iii) shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied; and

(iv) the Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed.

Stock Option Grants

We have not granted any stock options to the executive officers or directors since the adoption of the Plan.

Director Compensation

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 22, 2012, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Number of Shares Owned	Percent
Berge Abajian, Chief Executive Officer, Chief Financial Officer, Chairman	7,695,300	8.80%

Arpi Abajian, Secretary	5,471	* %

All Directors and Officers as a Group (2 persons)	7,700,771	8.81%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of June 22, 2012, are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 87,418,881 shares of common stock outstanding on June 22, 2012, and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of June 22, 2012, as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

The Company receives periodic advances from its principal stockholder, Berge Abajian, based upon the Company’s cash flow needs.  At March 31, 2012 and December 31, 2011, $221,244 and $323,086, respectively was due to Mr. Abajian.  As of today, the outstanding amount is $210,720.97.   Interest expense is accrued at an average annual market rate of interest which was 3.94% and 3.25% at March 31, 2012 and December 31, 2011, respectively.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

Director Independence

At this time, the Company does not have any independent directors.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Bergio International Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the U.S. Securities and Exchange Commission.

You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC’s Internet website at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Under our by-laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  We may advance expenses incurred in defending a proceeding.  To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

The validity of the shares of our common stock offered by the Selling Stock Holders has been passed upon by the law firm of Lucosky Brookman LLP.

EXPERTS

The balance sheets of the Company as of December 31, 2011 and December 31, 2010, and the related statements of operations, statements of changes in shareholders’ deficit and the statements of cash flows for the years ended December 31, 2011 and 2010, included in this registration statement on Form S-1 have been so included in reliance on the report of Silberstein Ungar, PLLC, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

BERGIO INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2011 AND 2010

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Bergio International, Inc.

Fairfield, New Jersey

We have audited the accompanying balance sheets of Bergio International, Inc. (the “Company”) as of December 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bergio International, Inc. as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

March 26, 2012

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS

	December 31,
	2011	2010

Assets:
Current Assets:
Cash	$128,238	$4,262
Accounts Receivable - Net	385,642	474,212
Inventory	1,529,394	1,602,680
Prepaid Expenses	14,863	9,353
Other Receivable - Net	65,000	175,000
Deferred Financing Costs	60,689	--

Total Current Assets	2,183,826	2,265,507

Property and Equipment - Net	104,597	118,135

Other Assets:
Deferred Offering Costs	175,000	--
Investment in Unconsolidated Affiliate	5,000	5,000

Total Other Assets	180,000	5,000

Total Assets	$2,468,423	$2,388,642

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
BALANCE SHEETS

	December 31,
	2011	2010

Liabilities and Stockholders’ Equity:
Liabilities
Current Liabilities:
Accounts Payable and Accrued Expenses	$119,231	$417,144
Bank Lines of Credit - Net	104,326	200,866
Convertible Debt, Net	364,551	112,069
Current Maturities of Notes Payable	20,591	110,060
Current Maturities of Capital Leases	--	14,656
Advances from Stockholder - Net	323,086	317,601
Derivative Liability	282,584	67,988

Total Current Liabilities	1,214,369	1,240,384

Long-Term Liabilities
Notes Payable	31,035	51,626

Commitments and Contingencies	--	--

Total Liabilities	1,245,404	1,292,010

Stockholders’ Equity
Series A Preferred Stock - $.001 Par Value, 51 Shares Authorized, 51 and -0- Shares Issued and Outstanding as of December 31, 2011 and 2010, respectively (see Note 11)	--	--

Common Stock - $.001 Par Value, 200,000,000 Shares Authorized, 41,302,182 and 11,159,574 Shares Issued and Outstanding as of December 31, 2011 and 2010, respectively	41,302	11,159
Additional Paid-In Capital	4,526,165	4,021,593
Accumulated Deficit	(3,344,448)	(2,936,120)

Total Stockholders’ Equity	1,223,019	1,096,632

Total Liabilities and Stockholders’ Equity	$2,468,423	$2,388,642

 The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2011	2010

Sales - Net	$1,621,011	$1,445,570
Cost of Sales	926,684	812,831
Gross Profit	694,327	632,739

Selling Expenses	412,276	317,463

General and Administrative Expenses
Share-Based Services	--	242,900
Other	523,058	412,951

Total General and Administrative Expenses	523,058	655,851

Total Operating Expenses	935,334	973,314

Loss from Operations	(241,007)	(340,575)

Other Income [Expense]
Interest Expense	(66,332)	(68,240)
Amortization of Debt Discount	(199,895)	(120,230)
Change in Fair Value of Derivative	176,841	60,206
Amortization of Deferred Financing Costs	(6,785)	--
Other	(71,150)	--
Gain on Sale of Subsidiary	--	225,000
Financing Costs - Share-Based	--	(595,160)

Total Other Income [Expense]	(167,321)	(498,424)

Net Loss	(408,328)	(838,999)

Net Loss Per Common Share - Basic and Diluted	$(0.02)	$(0.10)

Weighted Average Common Shares Outstanding - Basic and Diluted	21,641,233	8,718,321

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Balance - January 1, 2010	--	$ --	4,308,625	$ 4,308	$ 1,675,042	$ (2,097,121)	$ (417,771)

Issuance of common stock for professional services	--	--	135,499	135	97,925	--	98,060

Issuance of common stock for related party debt and accrued interest	--	--	157,142	158	401,602	--	401,760

Issuance of common stock for cash ($30,000) and financing costs ($60,000)	--	--	125,000	125	89,875	--	90,000

Issuance of common stock for deferred offering costs	--	--	92,593	93	499,907	--	500,000

Issuance of common stock for payment of debt	--	--	1,190,249	1,190	698,809	--	699,999

Issuance of common stock for payment of accounts payable	--	--	714,473	714	246,286	--	247,000

Issuance of common stock for share liability	--	--	375,000	375	179,625	--	180,000

Issuance of common stock for accrued compensation	--	--	3,232,020	3,232	67,601	--	70,833

Issuance of common stock for debt conversion	--	--	828,973	829	64,921	--	65,750

Net loss	--	--	--	--	--	(838,999)	(838,999)

Balance - December 31, 2010	--	$ --	11,159,574	$ 11,159	$ 4,021,593	$ (2,936,120)	$ 1,096,632

Issuance of common stock for accrued compensation	--	--	1,988,054	1,988	21,570	--	23,558

Issuance of common stock for debt conversion	--	--	19,236,424	19,237	281,139	--	300,376

Issuance of common stock for professional services	--	--	533,553	534	34,147	--	34,681

Issuance of common stock for payment of accounts payable	--	--	1,040,133	1,040	30,060	--	31,100

Issuance of common stock for deferred offering cost	--	--	2,136,111	2,136	49,114	--	51,250

Common stock issuable for deferred offering cost	--	--	5,208,333	5,208	88,542	--	93,750

Issuance of preferred stock to CEO	51	--	--	--	--	--	--

Net loss	--	--	--	--	--	(408,328)	(408,328)

Balance - December 31, 2011	51	$ --	41,302,182	$ 41,302	$ 4,526,165	$ (3,344,448)	$ 1,223,019

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010
Operating Activities:
Net Loss	$(408,328)	$(838,999)
Adjustments to Reconcile Net Loss
to Net Cash Used in Operating Activities:
Depreciation and Amortization	43,031	54,282
Allowance for Doubtful Accounts	12,152	(50,620)
Amortization of Debt Discount	199,895	120,230
Change in Fair Value of Derivative	(176,841)	(60,206)
Amortization of Deferred Offering Cost	6,785	--
Allowance for Doubtful Account - Receivable Other	72,500	--
Share-Based Services	--	242,900
Share-Based Financing Cost	--	595,160
Gain on Sale of Subsidiary	--	(225,000)
Loss on Disposal of Equipment	--	18,945
Sales Returns and Allowance Reserve	--	(34,808)
Changes in Assets and Liabilities
[Increase] Decrease in:
Accounts Receivable	76,418	(81,897)
Inventory	73,286	(245,909)
Prepaid Expenses	(5,510)	(6,416)
Increase [Decrease] in:
Accounts Payable and Accrued Expenses	(160,290)	147,535
Total Adjustments	141,426	474,196
Net Cash Used in Operating Activities	(266,902)	(364,803)

Investing Activities:
Capital Expenditures	(29,493)	(28,910)
Proceeds from Sale of Subsidiary	37,500	50,000
Payments for Disposal	--	(2,145)
Net Cash Provided by Investing Activities	8,007	18,945

Financing Activities:
Increase [Decrease] in Cash Overdraft	--	(13,717)
Repayments of Bank Lines of Credit - Net	(59,569)	(21,098)
Proceeds from Convertible Debt	566,000	160,000
Repayments of Notes Payable	(37,689)	(36,647)
Advances from Stockholder - Net	5,485	256,018
Repayments of Capital Leases	(14,656)	(24,436)
Deferred Financing Costs	(46,700)	--
Deferred Offering Costs	(30,000)	--
Proceeds from Sale of Stock	--	30,000
Net Cash Provided by Financing Activities	382,871	350,120

Net Increase in Cash	123,976	4,262
Cash - Beginning of Year	4,262	--
Cash - End of Year	$128,238	$4,262

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.
STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2011	2010

Supplemental Disclosures of Cash Flow Information:
Interest	$56,000	$67,000
Income Taxes	$--	$--

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Debt Discount from Fair Value of Embedded Derivative	$391,437	$118,336
Issuance of Common Stock for Deferred Offering Costs	$51,250	$535,160
Issuance of Convertible Debt for Bank Line of Credit	$36,971	$699,999
Issuance of Common Stock for Vendor Payables	$65,781	$247,000
Issuance of Common Stock for Accrued Payroll - Related Party	$23,558	$70,833
Issuance of Common Stock for Convertible Debt and Accrued Interest	$300,376	$65,750
Issuance of Convertible Debt for Notes Payable	$72,371	$--
Issuance of Convertible Debt for Deferred Financing Costs	$20,774	$--
Common Stock Issuable for Deferred Offering Cost	$93,750	$--
Issuance of Common Stock for Stockholder Advances	$--	$401,759
Notes Payable Settled with Inventory	$--	$21,500
Issuance of Common Stock for Share Liability	$--	$180,000

The accompanying notes are an integral part of these financial statements.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Bergio International, Inc. (the “Company”) was incorporated in the State of Delaware on July 24, 2007 under the name Alba Mineral Exploration, Inc.  On October 21, 2009, as a result of a Share Exchange Agreement, the corporate name was changed to Bergio International, Inc. and the Company implemented a 12-for-1 forward stock split of its common shares.  Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.  The Company is engaged in the product design, manufacturing, distribution of fine jewelry primarily in the United States and is headquartered from its corporate office in Fairfield, New Jersey.  Based on the nature of operations, the Company’s sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

[2] Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased.  The Company did not have any cash equivalents on hand at December 31, 2011 and 2010.

Accounts Receivable - Accounts receivable is generated from sales of fine jewelry to retail outlets throughout the United States.  At December 31, 2011 and 2010, accounts receivable were substantially comprised of balances due from retailers.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible.  The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance.  As of December 31, 2011, and 2010 an allowance for doubtful accounts of $47,939 and $35,787, respectively has been provided.

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market.  Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables.  The Company places its cash with high credit quality financial institutions.  The Company, from time to time, maintains balances in financial institutions beyond the insured amounts.  At December 31, 2011 and 2010, the Company had no cash balances beyond the federally insured amounts.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company’s services are provided, as well as their dispersion across many different geographical areas.  As is characteristic of the Company’s business and of the jewelry industry generally, the Company extends its customers seasonal credit terms.  The carrying amount of receivables approximates fair value.  The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited.  Based on management’s review of accounts receivable, an allowance for doubtful accounts has been recorded for the years ending December 31, 2011 and 2010.  The Company does not require collateral to support these financial instruments.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over estimated useful lives ranging from five (5) to seven (7) years.

Expenditures for repairs and maintenance are charged to expense as incurred whereas expenditures for renewals and improvements that extend the useful life of the assets are capitalized.  Upon the sale or retirement, the cost and the related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported within the Statements of Operations in the period of disposal.

Long-Lived Assets - In accordance with generally accepted accounting principles, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets exceed their fair value as determined by an estimate of undiscounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal.

Fair Value of Financial Instruments - The Company follows guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:

Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

Level 2:

Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3:

Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of December 31, 2011, the fair value of short-term financial instruments including cash overdraft, accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity.  The fair value of property and equipment is estimated to approximate its net book value.

The following are the major categories of liabilities measured at fair value on a recurring basis as of December 31, 2011 and 2010, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	December 31, 2011				December 31, 2010
	Fair Value Measurements Using				Fair Value Measurements Using
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Derivatives Liabilities	$--	$282,584	$--	$282,584	$--	$67,988	$--	$67,988

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities.  This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

Investments in Unconsolidated Affiliates - Investments in unconsolidated affiliates, in which the Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost.  At December 31, 2011 and 2010, the Company had an investment in which the Company owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

Deferred Offering and Deferred Financing Costs - We defer certain costs associated with financing activities related to the issuance of equity securities (deferred offering costs) and debt securities (deferred financing costs).  These costs consist primarily of legal, banking and other professional fees related to the transactions. Upon successful completion of the offering of equity securities, deferred offering costs are recorded as a reduction of the net proceeds in paid in capital. If the offering is not successful, such costs will be expensed.  Deferred financing costs are amortized over the life of the related debt.

Equity-Based Compensation - The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”).  Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant.  The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model.  This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period.  The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”).  Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant.  The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model.  In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Advertising and Promotional Costs - Advertising and promotional costs are expensed as incurred and are recorded as part of Selling Expenses in the Statement of Operations.  The total cost for the years ended December 31, 2011 and 2010 was approximately $187,000 and $168,000, respectively.

During the year, the Company prepays costs associated with trade shows which are recorded as Prepaid Expenses in the Balance Sheet and are charged to the Statement of Operations upon the trade shows being conducted.  For the years ended December 31, 2011 and 2010, approximately $27,000 and $31,000, respectively, of trade show expenses have been recorded.

Reclassification - Certain 2010 items have been reclassified to conform to 2011 presentation.

Income Taxes - The Company accounts for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes.  The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements.  The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur.  A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.  At December 31, 2011 and 2010, the entire deferred tax asset has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

The Company does not believe it has any uncertain tax position deemed material as of December 31, 2011 and 2010.  With few exceptions, the Company believes it is no longer subject to U.S. federal and state tax examinations by tax authorities for tax periods prior to 2008.  The Company’s practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of December 31, 2011 and 2010, the Company had no accrued interest or penalties.  The Company currently has no federal or state tax examinations in progress nor has it had any federal or state examinations since inception.

Basic and Diluted Loss Per Share - Basic earnings per share includes no dilution and is computed by dividing earnings  available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could occur through the effect of common shares issuable upon the exercise of stock options, warrants and convertible securities.  Equity instruments that may dilute earnings per share in the future are listed in Note 8. For the year ended December 31, 2011 and 2010, 41,086,693 and 1,559,813 shares, respectively, issuable upon the conversion of convertible debt were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Subsequent Events - The Company evaluated subsequent events, which are events or transactions that occurred after December 31, 2011 through the issuance of the accompanying financial statements.

[3] New Authoritative Accounting Guidance

On May 12, 2011, the FASB issued ASU 2011-04.  The ASU is the result of joint efforts by the FASB and the International Accounting Standards Board (“IASB”) to develop a single, converged fair value framework.  Thus, there are few differences between the ASU and its international counterpart, IFRS 13.  This ASU is largely consistent with existing fair value measurement principles in U.S. GAAP; however, it expands ASC 820’s existing disclosure requirements for fair value measurements and makes other amendments. The ASU is effective for interim and annual periods beginning after December 15, 2011.  The adoption of ASU 2011-04 did not have a material effect on the financial position, results of operations or cash flows of the Company.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

On June 16, 2011, the FASB issued ASU 2011-05, which revises the manner in which entities present comprehensive income in their financial statements.  The new guidance removes the presentation options in ASC 220 and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  The ASU does not change the items that must be reported in other comprehensive income.  The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The adoption of ASU 2011-05 did not have a material effect on the financial position, results of operations or cash flows of the Company.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying financial statements.

[4] Other Receivable

In February 2010, the Company sold all its shares in Diamond Information Institute, Inc. to an unrelated party for $225,000, and recognized a gain from the sale of $225,000.  Payments due on the receivable are in arrears and the Company has initiated legal proceedings against the purchaser.  The receivable balance as of December 31, 2011 and 2010, is $137,500 and $175,000, respectively.  Subsequent to December 31, 2011, the Company received a $65,000 payment on the receivable.  Management believes the remaining balance will be collected, but due to its uncertainty, has recorded an allowance of the full amount owed of $72,500 as other expenses.

[5] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	December 31,	December 31,
	2011	2010

Selling Equipment	$8,354	$8,354
Office and Equipment	355,024	325,530
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total - At Cost	389,646	360,152
Less: Accumulated Depreciation and Amortization	285,049	242,017

Property and Equipment - Net	$104,597	$118,135

Depreciation and amortization expense for the years ended December 31, 2011 and 2010 was approximately $43,000 and $54,000, respectively.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

[6] Notes Payable

	December 31,
	2011	2010

Notes payable due in equal monthly installments, monthly payments of $2,500 and one payment on June 30, 2011 equal to the outstanding balance; interest rate of 7.60%. The notes are collateralized by the assets of the Company. (1)	$--	$91,517

Notes payable due in equal monthly installments, over 60 months, maturing through April 2014 at interest rates of 10.52%. The notes are collateralized by specific assets of the Company.	51,626	70,169

Total	51,626	161,686
Less: Current Maturities Included in Current Liabilities	20,591	110,060

Total Long-Term Portion of Debt	$31,035	$51,626

Maturities of long-term debt are as follows:

Years ended
December 31,
2012	$20,591
2013	22,865
2014	8,170

Total	$51,626

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009, between the Company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgment, less credits for payment made through the date of default.  The note payable was paid off in November 2011 through an assignment and convertible debt agreement with Panache Capital, LLC.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

[7] Bank Lines of Credit

A summary of the Company’s credit facilities is as follows:

	December 31,
	2011	2010
Credit line of $75,000 as of December 16, 2011, due June 1, 2012. Monthly payments of accrued unpaid interest due beginning February 1, 2012. Principal plus all accrued unpaid interest due on June 1, 2012. Interest rate is bank’s prime rate plus 1.75%, minimum of 5.75%. Collateralized by the assets of the company.	$--	$--

Credit Line of $55,000 monthly payments of $500 and one payment on June 30, 2011 equal to outstanding balance; interest at the bank’s prime rate plus .75%. At December 31, 2010 and 2009, the interest rate was 4.00%. Collateralized by the assets of the Company. (1)	--	40,153

Various unsecured Credit Cards of $161,000, minimum payment of principal and interest are due monthly at the credit card’s annual interest rate. At December 31, 2011 and 2010, the interest rates ranged from 3.99% to 24.90%.	104,326	160,713

Total	104,326	200,866

Less: Current maturities included in current liabilities	104,326	200,866

Total Long-Term Portion	$--	$--

The Company’s CEO and majority shareholder also serves as a guarantor of the Company’s debt.

(1) Terms are per the Post Judgement Payment and Forbearance Agreement dated October 9, 2009, between the Company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgement, less credits for payment made through the date of default.  The credit line was paid off in November 2011, through an assignment and convertible debt agreement with Asher Enterprises, Inc.

[8] Convertible Debt

Asher

In April 2011, the Company issued an 8% convertible note (the “April 2011 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest was due on January 18, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.  In October and November 2011, the convertible note and $2,000 of accrued interest were converted into 2,109,575 shares of common stock.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

In July 2011, the Company issued an 8% convertible note (the “July 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on April 18, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In August 2011, the Company issued an 8% convertible note (the “August 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on May 29, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 60.0% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In September 2011, the Company issued an 8% convertible note (the “September 2011 Note”) in the amount of $37,500 to Asher.  The principal and accrued interest is payable on June 28, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In November 2011, the Company issued a 10% convertible note (the “November 2011 Note”) in the amount of $39,522 to Asher in consideration for payment of a line of credit with a principal balance of $36,971 plus interest of $2,551 (See Note 7).  The principal and accrued interest is payable on December 31, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 61% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.  In November 2011, the November 2011 Note was converted into 2,333,134 shares of common stock.

In November 2011, the Company issued an 8% convertible note (the “November 2011 Note #2”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on September 5, 2012, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 61% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

On February 1, 2010, the Company issued an 8% secured convertible note (the “February 2010 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest is payable on January 2, 2011, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  During 2011 and 2010, $3,000 and $47,000 of the convertible note was converted into 100,000 and 538,829 shares of common stock, respectively.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

On March 12, 2010, the Company issued an 8% secured convertible note (the “March 2010 Note”) in the amount of $30,000 to Asher.  The principal and accrued interest is payable on December 13, 2010 or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In February and March 2011, the convertible note was converted into 1,121,975 shares of common stock.

In April 2010, the Company issued an 8% secured convertible note (the “April 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on January 13, 2011, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In April 2011, the convertible note was converted into 3,847,321 shares of common stock.

In May 2010, the Company issued an 8% secured convertible note (the “May 2010 Note”) in the amount of $40,000 to Asher.  The principal and accrued interest is payable on February 11, 2011, or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In May and June 2011, the convertible note was converted into 3,999,843 shares of common stock.

Asher is entitled to have all shares issued upon conversion of the above notes listed upon each national securities exchange or other automated quotation system, if any, upon which shares of the Company common stock are then listed.

Tangiers

Effective January 2011, the Company entered into a 7% convertible promissory note agreement (the “January 2011 Note”) in the amount of $25,000 with Tangiers Capital, LLC (“Tangiers”) for the settlement of an accrued termination fee related to the securities purchase agreement with Tangiers.  The principal and accrued interest is payable on June 18, 2012 or such earlier date as defined in the agreement.  The note, including any accrued interest, is convertible into shares of the Company’s common stock at a price of 80% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder.  In March and April 2011, the convertible note and accrued interest was converted into 1,965,254 shares of common stock.

Strategic

In May 2011, the Company issued a 15% convertible note (the “May 2011 Note”) in the amount of $50,000 to Strategic Business Initiatives, LLC (“Strategic”).  The principal and accrued interest is payable on November 30, 2011 or such earlier date as defined in the agreement.  The Company must give 10 days’ notice to Strategic about its intent to prepay the note.  During the ten day period, prior to the Company’s prepayment, Strategic has the option to convert all or a portion of the principal and/or accrued interest into shares of the Company’s common stock at a price of 80% of the five day average closing price immediately prior to the conversion date.

In November 2011, the Company settled the note in full through an exchange agreement with Genesis Capital Management, LLC (see below).

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Panache

In November 2011, the Company issued a 10% convertible Note (the “November 2011 Note #3”) in the amount of $50,000 to Panache Capital, LLC (“Panache”).  The principal and accrued interest is payable on November 16, 2012 or such earlier date as defined in the agreement.  The note is convertible by Panache at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In November 2011, the Company issued a 10% convertible note (the “November 2011 Note #4”) in the amount of $75,000 to Panache in consideration for payment of a note payable with a principal balance of $72,371 plus interest of $2,629 (See Note 6).  The principal and accrued interest is payable on November 16, 2012 or such earlier date as defined in the agreement.  The note is convertible by Panache at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion. In November and December 2011, $16,369 of principal was converted into 1,100,000 shares of common stock.

Caesar

In November 2011, the Company issued a 12% convertible note (the “November 2011 Note #5”) in the amount of $31,000 to Caesar Capital Group, LLC (“Caesar”).  The principal and accrued interest is payable on August 11, 2012 or such earlier date as defined in the agreement.  The note is convertible by Caesar at any time after the six month anniversary of the issue date with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 35% of the lesser of closing bid price one day prior to conversion or the average of the five trading days ending one day prior to conversion.

TCA Global

In November 2011, the Company issued a 12% convertible note (the “November 2011 Note #6”) in the amount of $200,000 to TCA Global Credit Master Fund, LP (“TCA Global”).  The principal and accrued interest is payable on December 22, 2012, or such earlier date as defined in the agreement.  The note is convertible by TCA Global at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 95% of the average of the five lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

Genesis

In November 2011, the Company issued an 8% convertible note (the “November 2011 Note #7”) in the amount of $64,643 through an exchange agreement with Genesis Capital Management, LLC (“Genesis”).  The new note settled in full the note with Strategic in the principal amount of $50,000 plus accrued interest of $3,869.  In addition, the Company incurred finance costs of $10,774.  The principal and accrued interest is payable on November 30, 2012, or such earlier date as defined in the agreement.  The note is convertible by Genesis at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.  In December 2011, $36,000 of principal was converted into 2,517,483 shares of common stock.

In November 2011, the Company issued a 10% convertible note (the “November 2011 Note #8”) in the amount of $60,000 to Genesis.  The principal and accrued interest is payable on June 1, 2012, or such earlier date as defined in the agreement.  The note is convertible by Genesis at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

The Company accounts for the fair value of the conversion features in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”).  Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt.  The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations.  The Company valued the embedded derivative using the Black-Scholes pricing model.  The fair values upon issuance of the January 2011 Note of $12,478, April 2011 Note of $32,704, May 2011 Note of $16,570, July 2011 Note of $30,962, August 2011 Note of $32,500, September 2011 Note of $21,507, November 2011 Note of $28,344, November 2011 Note #2 of $32,500, November 2011 Note #3 of $12,488, November 2011 Note #4 of $18,731, November 2011 Note #5 of $31,000, November 2011 Note #6 of $22,982, November 2011 Note #7 of $64,643 and November 2011 Note #8 of $34,028 were recorded as a derivative liability and a discount to the convertible debt.  Amortization of debt discount amounted to $199,895 and $120,230 for the years ended December 31, 2011 and 2010, respectively.  The derivative liability is revalued each reporting period using the Black-Scholes model. For the years ended December 31, 2011 and 2010, the Company recorded an unrealized gain from the change in the fair value of the derivative liability of $176,841 and $60,026, respectively.  Convertible debt as of December 31, 2011 ($563,274) and December 31, 2010 ($119,250), is shown net of debt discount in the amount of $198,723 and $7,181, respectively.

The Black-Scholes model was valued with the following inputs:

•

Stock Price - The Stock Price was based on the average closing price of the Company’s stock as of the Valuation Date.  Stock Prices ranged from $0.01 to $0.12 in the period from January 1, 2011 to December 31, 2011.

•

Variable Conversion Price - The variable conversion price was based on: (i) 80% of the lowest Stock Price out of the last ten trading days prior to the Valuation Date (Tangiers); (ii) 62.5%, 61% and 60% of the average of the three lowest Stock Prices out of the last ten trading days prior to the Valuation Date (Asher); (iii) 80% of the five day average Stock Price for the last five trading days prior to Valuation Date (Strategic); (iv) 35% of the lesser of Stock Price one day prior to conversion or the average of the five trading days ending one day prior to Valuation Date (Caesar); (v) 65% of the average of the three lowest Stock Prices out of the last ten trading days prior to the Valuation Date (Panache) and (Genesis) and (vi) 95% of the average of the five lowest Stock Price during the ten trading days ending one day prior to the Valuation Date (TCA Global).

•

Time to Maturity - The time to maturity was determined based on the length of time between the Valuation Date and the maturity of the debt.  Time to maturity ranged from 14 months to 0 months in the period from January 1, 2011 to December 31, 2011.

•

Risk Free Rate - The risk free rate was based on the Treasury Note rates as of the Valuation Dates with term commensurate with the remaining term of the debt.  The risk free rate ranged from 0.10% to 0.30% in the period from January 1, 2011 to December 31, 2011.

•

Volatility - The volatility was based on the historical volatility of three comparable companies as historical volatility of the Company was not useful in developing the expected volatility due to the limited trading history of its stock.  The average volatility for the comparable companies ranged from 52.60% to 57.96% in the period from January 1, 2011 to December 31, 2011.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

[9] Equipment Held Under Capital Leases

The Company’s equipment held under the capital lease obligations as of December 31, 2011 and 2010, is summarized as follows:

	December 31,
	2011	2010

Showroom Equipment	$40,000	$40,000
Less: Accumulated Amortization	32,667	24,667

Equipment Held under Capitalized Lease Obligations - Net	$7,333	$15,333

Amortization related to the equipment held under capital leases is calculated using the straight-line method over the five year useful lives of the assets.  For the years ended December 31, 2011 and 2010, amortization was approximately $8,000 and $9,000, respectively.

The capital lease obligation was paid in full during 2011.

Interest expense related to capital leases for the years ended December 31, 2011 and 2010 was approximately $500 and $4,000, respectively.

[10] Income Taxes

Deferred income tax assets [liabilities] are as follows:

	December 31,
	2011	2010

Deferred Income Tax Assets:
Net Operating Loss Carryforwards	$413,718	$289,716
Allowance for Doubtful Accounts	48,104	14,293
Start-up Costs	15,501	18,237
Totals	477,323	322,246

Deferred Income Tax Liabilities:
Property and Equipment	(23,651)	(20,135)

Gross Deferred Tax Asset [Liability]	453,672	302,111

Valuation Allowance for Deferred Taxes	(453,672)	(302,111)
Net Deferred Tax Asset [Liability]	$--	$--

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Reconciliation of the Federal statutory income tax rate to the effective income tax rate is as follows:

	2011	2010

U.S. statutory rate	(34%)	(34%)
State income taxes - net of federal benefit	6%	6%
Change in valuation allowance and other	28%	28%
Effective rate	--	--

At December 31, 2011, the Company had approximately $1,045,000 of federal net operating tax loss carryforwards expiring at various dates through 2030.  The Tax Reform Act of 1986 enacted a complex set of rules which limits a company’s ability to utilize net operating loss carryforwards and tax credit carryforwards in periods following an ownership change.  These rules define an ownership change as a greater than 50 percent point change in stock ownership within a defined testing period which is generally a three-year period.  As a result of stock which may be issued by us from time to time and the conversion of warrants, options or the result of other changes in ownership of our outstanding stock, the Company may experience an ownership change and consequently our utilization of net operating loss carryforwards could be significantly limited.

Based upon the net losses historically incurred and, the prospective global economic conditions, management believes that it is not more likely than not that the deferred tax asset will be realized and has provided a valuation allowance of 100% of the deferred tax asset.  The valuation allowance increased (decreased) by approximately $152,000 and $(127,000) in the years ended December 31, 2011 and 2010, respectively.

[11] Stockholders’ Equity

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

At December 31, 2011 and 2010, there were 41,302,182 and 11,159,574 common shares issued and outstanding, respectively.  At December 31, 2011, an approximate additional 41,000,000 shares of common stock are reserved for issuance under the Incentive Stock and Award Plan and for outstanding convertible debt.  In October 2009, the Company affected a 12-for-1 forward split of its common stock.  Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been retroactively adjusted to reflect such stock splits.

Preferred Stock

The preferred stock may be issued from time to time in one or more series as designated by the Company’s Board of Directors. Effective September 1, 2011, the Board of Directors authorized the issuance and the Company issued 51 shares of Series A Preferred Stock, par value $0.001 to its Chief Executive Officer (“CEO”), pursuant to his employment agreement (see Note 12).  The Series A Preferred Stock, initially, will pay no dividends and has no conversion rights. The Series A Preferred Stock ranks senior to the Company’s common stock and to any other series of capital stock hereafter created, unless specifically designated as senior by the Board of Directors.  Upon liquidation, the holders of Series A Preferred Stock are entitled to receive net assets on a pro rata basis. Each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.

In March 2011, the Company issued an aggregate of 1,988,054 shares of common stock valued at $23,558 to its Chief Executive Officer pursuant to his employment agreement (see Note 12).

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

During fiscal 2011, the Company issued an aggregate of 13,511,848 shares of common stock to Asher for conversion of its convertible debt and accrued interest as follows: February 2010 Note remaining debt of $3,000, March 2010 Note of $30,000 and accrued interest of $3,200, April 2010 Note of $40,000 and accrued interest of $3,121, May 2010 Note of $40,000 and accrued interest of $2,849, April 2011 Note of $50,000 and accrued interest of $2,000 and November 2011 Note of $39,522.  The shares are valued at $213,692 (see Note 8).

In February, March and April 2011, the Company issued an aggregate of 2,107,093 shares of common stock to Tangiers for full conversion of its convertible debt and accrued interest.  The notes and accrued interest were November 2009 Note remaining debt of $6,250 plus accrued interest of $1,694 and June 2010 Note of $25,000 plus accrued interest of $1,371. The shares are valued at $34,315 (see Note 8).

In August 2011, the Company issued 533,553 shares of common stock for payment of legal fees.  The shares are valued at $34,681, the fair value at date of issuance.

In October 2011, the Company issued 400,000 shares of common stock for deferred offering costs.  The shares are valued at $20,000, the fair value at date of issuance.

In November 2011, the Company issued 1,040,133 shares of common stock for payment of accounts payable.  The shares are valued at $31,100.

In November and December 2011, the Company issued 1,100,000 shares of common stock to Panache for partial conversion of its November 2011 Note #4 of $75,000 convertible debt.  The shares are valued at $16,369 (See Note 8).

In December 2011, the Company issued 2,517,483 shares of common stock to Genesis for partial conversion of its November 2011 Note #7 of $64,643 convertible debt.  The shares are valued at $36,000 (See Note 8).

In December 2011, the Company issued 1,736,111 shares of common stock to TCA Global for deferred offering cost. The shares are valued at $31,250.  The Company also recorded 5,208,333 common shares issuable to TCA Global for deferred offering costs.  The shares are valued at $93,750 (See Note 13).

In January 2010, the Company finalized a Securities Purchase Agreement with Tangiers Investments, LP (“Tangiers”) (See Note 13).  Pursuant to the agreement the Company issued Tangiers 92,593 shares of common stock valued at the market price of $500,000 for a one-time commitment fee.

In January 2010, the Company issued 157,142 shares of common stock to Caesar Capital Group, LLC (“Caesar”) to settle approximately $402,000 of stockholder advances and accrued interest.

In February 2010, the Company sold 125,000 shares of common stock to Caesar for $30,000.  The value of the stock on the date of sale based on the market price was $90,000 and the Company recorded an expense for financing costs of $60,000.

In February 2010, through an agreement with Socius CG II, Ltd (“Socius”), the Company settled a $699,999 payment of its credit line with Columbia Bank with the issuance of 1,190,249 shares of common stock to Socius.

In 2010, the Company issued an aggregate of 19,666 shares of common stock for legal services rendered for the registration of securities with the SEC.  The shares are valued at $23,160 the market price, and are recorded as financing costs.

In March 2010, the Company issued 90,833 shares of common stock to a consultant for services rendered.  The shares are valued at the market price of $62,900 and are recorded as share-based consulting expense.

In 2010, the Company issued an aggregate of 714,473 shares of common stock to Socius for settlement of approximately $247,000 in payables.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

In April 2010, the Company issued 25,000 shares of common stock for accounting services rendered for the registration of securities with the SEC.  The shares are valued at $12,000 and are recorded as financing costs.

In April 2010, the Company issued 375,000 shares of common stock valued at $180,000 to settle share liability.  The accrued share liability was expensed as share based services.

In 2010, the Company issued an aggregate of 3,232,020 shares of common stock to its Chief Executive Officer pursuant to his employment agreement (see Note 13).

In 2010, the Company issued an aggregate of 538,829 shares of common stock to Asher for partial conversion of its convertible debt.  The shares are valued at $47,000.

In 2010, the Company issued an aggregate of 290,144 shares of common stock to Tangiers Capital, LLC for partial conversion of its convertible debt.  The shares are valued at $18,750.

Incentive Stock and Award Plan

On May 9, 2011, the Company’s Board of Directors approved, authorized and adopted the 2011 Incentive Stock and Award Plan (the “Plan”).  Subject to adjustment for mergers, reorganizations, consolidation, recapitalization, stock dividend or other change in corporate structure, a total of 5,000,000 shares of common stock, par value $0.001 per share is subject to the Plan.  Under the Plan, the Company may grant non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”) and restricted stock (the “Restricted Stock”) to directors, officers, consultants, attorneys, advisors and employees.  Subject to a tax exception, if any Option or Restricted Stock expires or is canceled prior to its exercise or vesting in full, the shares of common stock issuable under the Option or Restricted Stock may be issuable pursuant to future Options or Restricted Stock under the Plan.

On August 26, 2011, the Company granted 533,553 shares of common stock under the Plan valued at $34,681, the fair value at date of grant, to its attorney.  As of December 31, 2011, there are 4,466,447 shares available for issuance under the Plan. No options have been granted under the plan.

[12] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company’s cash flow needs.  At December 31, 2011 and 2010, $323,086 and $317,601, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.25% at December 31, 2011 and 2010, respectively.  No terms for repayment have been established.  As a result, the amount is classified as a Current Liability.

In the years ended December 31, 2011 and 2010, the Company issued an aggregate of 1,988,054 and 3,232,020 shares of common stock and 51 shares of Series A preferred stock to its CEO, in accordance with his employment agreement (See Note 13), respectively.  The common shares were valued at $23,558 and $70,833 the amount of unpaid compensation owed the CEO, respectively.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

[13] Commitment and Contingencies

Employment Agreement - Effective February 28, 2010, the Company entered into an employment agreement with its CEO.  The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”).  The CEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement.  In addition, since it is understood that the Company is employing the CEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the CEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding common stock.  Such issuances shall be made to the CEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares made on behalf of the Company.  The CEO waived the 3% annual increase for 2011.

Effective September 1, 2011, the Company and CEO entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), which primarily retains the term and compensation of the original agreement.  The Amended Agreement, however, removes the section which previously provided for the issuance of Company common stock to the CEO, from time to time, when the Company is unable to pay the CEO the full amount of his Base Salary which would allow the CEO to maintain a fifty-one percent (51%) share of the Company’s outstanding common stock.  However, the CEO does have the right to request all or a portion of his unpaid Base Salary be paid with the Company’s restricted common stock.  In addition, the Amended Agreement provides for the issuance of 51 shares of newly authorized Series A Preferred Stock to be issued to the CEO. As defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.  Effective November 3, 2011, the CEO notified the Company that for the one year period, retroactive from April 1, 2011, through March 31, 2012, he would reduce his Base Salary to $100,000.

Operating Leases - The Company leases certain office and manufacturing facilities and equipment.  The Company’s office and manufacturing facilities are currently leased on a month to month basis at $1,800 per month.  The equipment lease agreements were non-cancelable and expired at various dates through 2011.  All these leases are classified as operating leases.  Effective January 2012, the monthly lease for office and manufacturing was revised to $1,100 per month (November and December 2011 monthly rent was waived as part of new agreement).

Rent expense for the Company’s operating leases for the years ended December 31, 2011 and 2010 was approximately $18,000 and $22,000, respectively.

Acquisition - The Company entered into an Asset Purchase Agreement with Mario Panelli & C. s.a.s. (the “Seller”), an Italian distributor of high-end jewelry, and Mario Panelli and Mogni Viviana, wherein the Company agreed to purchase the inventory of the Seller.  The Company agreed to pay the Seller an amount equal to 100% of the book value of the Seller’s inventory as determined in accordance with U.S. generally accepted accounting principles.  The closing date has been extended pending the Company obtaining adequate financing to complete the transaction.

Equity Financing Agreement - In January 2010, the Company finalized a securities purchase agreement with Tangiers Investors, LP (“Tangiers”), pursuant to which at its discretion the Company can periodically sell to Tangiers shares of common stock up to a maximum purchase of $25,000,000.  The selling price will be 88% of the lowest volume weighted average price, as defined in the agreement, for the five days immediately following the notice of sale date. In addition, the Company issued Tangiers 92,593 shares of common stock valued at $500,000 for a one-time commitment fee which is recorded as deferred offering costs.  Effective, June 22, 2010, the Company terminated the securities purchase agreement with Tangiers and recorded an expense of $535,160 as share-based financing costs which included the $500,000 commitment fee and $35,160 of professional fees related to a registration statement for common shares to be issued pursuant to the agreement, which was also terminated.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

Consulting Agreement - The Company entered into an agreement for business development services with a consultant.  Pursuant to the agreement, the Company issued 375,000 shares of Company common stock for the services, which primarily were rendered in the first quarter of 2010.  The shares, which were issued in April 2010, are valued at the market price of $180,000.

Committed Equity Facility Agreement - In November 2011, the Company entered into a committed equity facility agreement with TCA Global to issue and sell from time to time up to $2,500,000 of the Company’s common stock at 95% of the market price to TCA Global, as defined in the agreement. The Company incurred a non-refundable facility fee of $125,000 (5%) payable in shares of the Company’s common stock which was recorded as deferred offering cost. The fee is to be paid in four quarterly installments.  The Company issued 1,736,111 shares of common stock valued at $31,250 for the first installment at the date of execution of the agreement.  The Company has also recorded common stock issuable for the remaining three installments in the amount of 5,208,333 common shares valued at $93,750.  The number of shares of common stock issuable will be adjusted based on the future market value of the common stock, as defined in the agreement.

Litigation - The Company is currently a defendant in a litigation filed by Moti Ganz USA, Ltd., as plaintiff, involving the return of a piece of jewelry valued at approximately $12,000.  The Company is currently finalizing negotiations to have the jewelry returned.

The Company is currently a plaintiff in a litigation filed against Macau Consultants and Advisory Services, Inc., Diamond International, Inc., Stanley Larson, Merlin Larson, Dennis Atkins, Paul Crawford, et al, as defendants.  The litigation involves the sale of Diamond International, Inc. to Macau Consultants and Advisory Services, Inc. for a purchase price of $225,000.   A past due receivable balance of $137,500 was due to the Company at December 31, 2011.  Subsequent to December 31, 2011, the Company received a payment of $65,000, leaving a remaining balance of $72,500.

Other than the matters described above, we are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

[14] Subsequent Events

In January 2012, the Company issued 1,985,955 shares of common stock for conversion of debt. The shares are valued at $19,304 per the terms of the various convertible debt agreements.

In February 2012, the Company issued 7,238,901 shares of common stock for conversion of debt. The shares are valued at $50,164 per the terms of the various convertible debt agreements.

In March 2012, the Company issued 9,974,352 shares of common stock for conversion of debt.  The shares are valued at $66,237 pre the terms of the various convertible debt agreements.

BERGIO INTERNATIONAL, INC.

INDEX TO FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2012 AND 2011

BERGIO INTERNATIONAL ,INC.
BALANCE SHEETS

	March 31, 2012	December 31, 2011
	(UNAUDITED)

Assets:

Current Assets:
Cash	$18,252	$128,238
Accounts Receivable - Net	383,572	385,642
Inventory	1,674,659	1,529,394
Prepaid Expenses	26,433	14,863
Other Receivable - Net	-	65,000
Deferred Financing Costs	42,417	60,689

Total Current Assets	2,145,333	2,183,826

Property and Equipment - Net	109,867	104,597

Other Assets:
Deferred Offering Costs	175,000	175,000
Investment in Unconsolidated Affiliate	5,828	5,000

Total Other Assets	180,828	180,000

Total Assets	$2,436,028	$2,468,423

Liabilities and Stockholders' Equity:

Current Liabilities:
Accounts Payable and Accrued Liabilities	$210,402	$119,231
Bank Lines of Credit - Net	122,498	104,326
Convertible Debt, Net	359,357	364,551
Current Maturities of Notes Payable	25,477	20,591
Advances from Stockholder - Net	221,244	323,086
Derivative Liability	310,230	282,584
Total Current Liabilities	1,249,208	1,214,369

Long Term Liabilities:
Notes Payable	22,865	31,035

Commitments and Contingencies	-	-

Total Liabilities	1,272,073	1,245,404

Stockholders' Equity
Series A Preferred Stock - $.001 Par Value, 51 Shares
Authorized, 51 and 51 Shares Issued and Outstanding (See Note 11)	-	-
Common Stock, $0.001 Par Value; 200,000,000 Shares Authorized,
60,501,390 and 41,302,182 Issued and Outstanding	60,501	41,302
Additional Paid-In Capital	4,669,571	4,526,165
Accumulated Deficit	(3,566,117)	(3,344,448)
Total Stockholders' Equity	1,163,955	1,223,019

Total Liabilities and Stockholders' Equity	$2,436,028	$2,468,423

See notes to financial statements.

BERGIO INTERNATIONAL ,INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2012	2011

Sales - Net	$329,947	$270,551

Cost of Sales	135,660	181,053

Gross Profit	194,287	89,498

Selling Expenses	38,528	67,604

General and Administrative Expenses
Other	188,210	180,819
Total General and Administrative Expenses	188,210	180,819

Total Operating Expenses	226,738	248,423

Loss from Operations	(32,451)	(158,925)

Other Income (Expense)
Interest Income	828	-
Interest Expense	(16,717)	(17,155)
Derivative Expense	(28,797)	-
Amortization of Debt Discount	(130,038)	(16,150)
Change in Fair Value of Derivative	6,278	14,400
Amortization of Deferred Financing Costs	(20,772)	-
Total Other Income (Expense)	(189,218)	(18,905)

Net loss	$(221,669)	$(177,830)

Net Loss Per Common Share - Basic and Diluted	$(0.00)	$(0.02)

Weighted Average Common Shares Outstanding
Basic and Diluted	48,989,242	11,773,586

See notes to financial statements.

BERGIO INTERNATIONAL ,INC.
Statement of Stockholders' Equity
For the Three Months Ended March 31, 2012
(Unaudited)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Equity
	Shares	Amount

Balance - January 1, 2010	4,308,625	$ 4,308	$ 1,675,042	$ (2,097,121)	$ (417,771)

Issuance of common stock for professional services	135,499	135	97,925	-	98,060
Issuance of common stock for related party debt and accrued interest	157,142	158	401,602	-	401,760
Issuance of common stock for cash ($30,000) and financing costs ($60,000)	125,000	125	89,875	-	90,000
Issuance of common stock for deferred offering costs	92,593	93	499,907	-	500,000
Issuance of common stock for payment of debt	1,190,249	1,190	698,809	-	699,999
Issuance of common stock for payment of accounts payable	714,473	714	246,286	-	247,000
Issuance of common stock for share liability	375,000	375	179,625	-	180,000
Issuance of common stock for accrued compensation	3,232,020	3,232	67,601	-	70,833
Issuance of common stock for debt conversion	828,973	829	64,921	-	65,750
Net loss	-	-	-	(838,999)	(838,999)

Balance - December 31, 2010	11,159,574	11,159	4,021,593	(2,936,120)	1,096,632

Issuance of common and preferred stock:
Issuance of common stock for accrued compensation	1,988,054	1,988	21,570	-	23,558
Issuance of common stock for debt conversion	19,236,424	19,237	281,139	-	300,376
Issuance of common stock for professional services	533,553	534	34,147	-	34,681
Issuance of common stock for payment of accounts payable	1,040,133	1,040	30,060	-	31,100
Issuance of common stock for deferred offering cost	2,136,111	2,136	49,114	-	51,250
Common stock issuable for deferred offering cost	5,208,333	5,208	88,542	-	93,750
Net loss	-	-	-	(408,328)	(408,328)

Balance - December 31, 2011	41,302,182	41,302	4,526,165	(3,344,448)	1,223,019

Issuance of common stock for debt conversion	19,199,208	19,199	116,033	-	135,232
Reclassification of derivative liability associated with convertible debt	-	-	27,373	-	27,373
Net loss	-	-	-	(221,669)	(221,669)

Balance - March 31, 2012	60,501,390	$ 60,501	$ 4,669,571	$ (3,566,117)	$ 1,163,955

See notes to financial statements.

BERGIO INTERNATIONAL ,INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Operating Activities
Net loss	$(221,669)	$(177,830)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and Amortization	5,370	12,242
Allowance for Doubtful Accounts	-	-
Amortization of Debt Discount and Debt Issue Costs	150,810	16,150
Derivative Expense	28,797	-
Change in fair value of derivative liabilities	(6,278)	(14,400)
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts Receivable	2,070	54,901
Inventory	(145,265)	115,009
Prepaid Expenses	(11,570)	(18,164)
Other Receivable	65,000
Increase (decrease) in:	-
Accounts Payable and Accrued Liabilities	91,171	(132,393)
Net Cash Used In Operating Activities	(41,564)	(144,485)

Investing Activities:
Capital Expenditures	(10,640)	(8,617)
Proceeds From subsidiary	(828)	-
Proceeds from Sale of Subsidiary	-	37,500
Net Used In Investing Activities	(11,468)	28,883

Financing Activities:
Increase (Decrease) in Cash Overdraft		72,776
Advances of Bank Lines of Credit - Net	18,172	2,606
Proceeds from Convertible Debt	32,500	-
Repayments of Note Payable	(3,284)	(8,743)
Advances from Stockholder - Net	(101,842)	50,015
Repayments of Capital Leases		(5,314)
Deferred Offering Costs	(2,500)	-
Net Cash Provided By Financing Activities	(56,954)	111,340

Net change in Cash	(109,986)	(4,262)

Cash - Beginning of Periods	128,238	4,262

Cash - End of Periods	$18,252	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$-	$11,000
Cash paid for income taxes	$-	$-

Supplemental Disclosure of Non-Cash Investing and Financing Activities:

Debt Discount from Fair Value of Imbedded Derivative	$32,500	$12,478
Conversion of Convertible Debt and Accrued Interest for Common Stock	$135,232	$-
Issuance of Common Stock for Accrued Payroll - Related Party	$-	$23,558
Issuance of Common Stock for Convertible Debt and Accrued Interest	$-	$56,644
Reclassification of Derivative Liability to Additional Paid in Capital	$27,373	$-
Issuance of Convertible Note for Settlement Agreement	$-	$25,000

See notes to financial statements.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[1] Nature of Operations and Basis of Presentation

Nature of Operations - Bergio International, Inc. (the “Company”) was incorporated in the State of Delaware on July 24, 2007 under the name Alba Mineral Exploration, Inc. On October 21, 2009, as a result of a Share Exchange Agreement, the corporate name was changed to Bergio International, Inc. and the Company implemented a 12-for-1 forward stock split of its common shares.  Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.  The Company is engaged in the product design, manufacturing, distribution of fine jewelry primarily in the United States and is headquartered from its corporate office in Fairfield, New Jersey. Based on the nature of operations, the Company’s sales cycle experiences significant seasonal volatility with the first two quarters of the year representing 15% - 25% of annual sales and the remaining two quarters representing the remaining portion of annual sales.

Basis of Presentation - The accompanying unaudited interim financial statements as of March 31, 2012, and for the three months ended March 31, 2012 and 2011, have been prepared in accordance with accounting principles generally accepted for interim financial statement presentation and in accordance with the instructions to Form 10-Q.  Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statement presentation.  In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March 31, 2012, results of operations for the three months ended March 31, 2012 and 2011, and cash flows for the three months ended March 31, 2012 and 2011.  The results of operations for the three months ended March 31, 2012, are not necessarily indicative of the results to be expected for the full year.

[2] Summary of Significant Accounting Policies

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition - Revenue is recognized upon the shipment of products to customers with the price to the buyer being fixed and determinable and collectability reasonably assured

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid instruments with a maturity of three months or less when purchased. The Company did not have any cash equivalents on hand at March 31, 2012 and December 31, 2011.

Accounts Receivable - Accounts receivable is generated from sales of fine jewelry to retail outlets throughout the United States. At March 31, 2012 and December 31, 2011, accounts receivable were substantially comprised of balances due from retailers.

An allowance for doubtful accounts is provided against accounts receivable for amounts management believes may be uncollectible. The Company determines the adequacy of this allowance by regularly reviewing the composition of its accounts receivable aging and evaluating individual customer receivables, considering the customer’s financial condition, credit history and current economic circumstance. As of March 31, 2012 and December 31, 2011 an allowance for doubtful accounts of $47,939 and $47,939 respectively has been provided.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

Inventories - Inventory consists primarily of finished goods and is valued at the lower of cost or market. Cost is determined using the weighted average method and average cost is recomputed after each inventory purchase or sale.

Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company places its cash with high credit quality financial institutions.  The Company, from time to time, maintains balances in financial institutions beyond the insured amounts.  At March 31, 2012 and December 31, 2011, the Company had no cash balances beyond the federally insured amounts.

Concentrations of credit risk with respect to accounts receivable is limited due to the wide variety of customers and markets into which the Company’s services are provided, as well as their dispersion across many different geographical areas.  As is characteristic of the Company’s business and of the jewelry industry generally, the Company extends its customers seasonal credit terms.  The carrying amount of receivables approximates fair value. The Company routinely assesses the financial strength of its customers and believes its credit risk exposure on accounts receivable is limited. Based on management’s review of accounts receivable, an allowance for doubtful accounts has been recorded for the three months ended March 31, 2012 and 2011. The Company does not require collateral to support these financial instruments.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over estimated useful lives ranging from five (5) to seven (7) years.

Expenditures for repairs and maintenance are charged to expense as incurred whereas expenditures for renewals and improvements that extend the useful life of the assets are capitalized. Upon the sale or retirement, the cost and the related accumulated depreciation are eliminated from the respective accounts and any resulting gain or loss is reported within the Statements of Operations in the period of disposal.

Long-Lived Assets - In accordance with generally accepted accounting principles, long-lived tangible assets subject to depreciation or amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets exceed their fair value as determined by an estimate of undiscounted future cash flows.

Losses on assets held for disposal are recognized when management has approved and committed to a plan to dispose of the assets, and the assets are available for disposal.

Fair Value of Financial Instruments - The Company follows guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.

The FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the FASB requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

These inputs are prioritized below:

•

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities.

•

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

•

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of March 31, 2012 the fair value of short-term financial instruments including cash overdraft, accounts receivable, accounts payable and accrued expenses, approximates book value due to their short-term maturity.  The fair value of property and equipment is estimated to approximate its net book value.  The fair value of debt obligations, other than convertible debt obligations, approximates their face values due to their short-term maturities and/or the variable rates of interest associated with the underlying obligations.

The following are the major categories of liabilities measured at fair value on a recurring basis: as of March 31, 2012 and 2011, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

	March 31, 2012				December 31, 2011

	Fair Value Measurement Using				Fair Value Measurement Using

	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Derivative Liabilities	$-	310,230	-	310,230	$-	282,584	-	282,584

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities.  This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

Investments in Unconsolidated Affiliates - Investments in unconsolidated affiliates, in which the Company owns less than 20% or otherwise does not exercise significant influence, are stated at cost.  At March 31, 2012 and December 31, 2011, the Company had an investment in which the Company owned less than 1% interest in an unconsolidated affiliate and therefore the investment is carried at cost.

Deferred Offering and Deferred Financing Costs - We defer certain costs associated with financing activities related to the issuance of equity securities (deferred offering costs) and debt securities (deferred financing costs). These costs consist primarily of legal, banking and other professional fees related to the transactions. Upon successful completion of the offering of equity securities, deferred offering costs are recorded as a reduction of the net proceeds in paid in capital. If the offering is not successful, such costs will be expensed. Deferred financing costs are amortized over the life of the related debt.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

Equity-Based Compensation - The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation: Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price on the date of grant.  The fair value of the Company’s equity instruments, other than common stocks, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for payments to non-employees is measured at the market price on the date of grant. The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Advertising and Promotional Costs - Advertising and promotional costs are expensed as incurred and are recorded as part of Selling Expenses in the Statement of Operations.  The total cost for the years ended March 31, 2012 and 2011, was approximately $38,361 and $18,564, respectively.

During the year, the Company prepays costs associated with trade shows which are recorded as Prepaid Expenses in the Balance Sheet and are charged to the Statement of Operations upon the trade shows being conducted. For the three months ended March 31, 2012 and December 31, 2011, approximately $638 and $27,000, respectively, of trade show expenses have been recorded.

Income Taxes - The Company accounts for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized.

Basic and Diluted Loss Per Share - Basic earnings per share includes no dilution and is computed by dividing earnings  available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive earnings per share reflect the potential dilution of securities that could occur through the effect of common shares issuable upon the exercise of stock options, warrants and convertible securities.  Equity instruments that may dilute earnings per share in the future are listed in Note 7. For the three months ended March 31, 2012 and 2011, 73,943,422 and 8,035,391 shares, respectably, issuable upon the conversion of convertible debt were not included in the computation of diluted loss per share because their inclusion would be antidilutive.

Subsequent Events - The Company evaluated subsequent events, which are events or transactions that occurred after March 31, 2012 through the issuance of the accompanying financial statements.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[3] New Authoritative Accounting Guidance

On May 12, 2011, the FASB issued ASU 2011-04.  The ASU is the result of joint efforts by the FASB and the International Accounting Standards Board (“IASB”) to develop a single, converged fair value framework.  Thus, there are few differences between the ASU and its international counterpart, IFRS 13.  This ASU is largely consistent with existing fair value measurement principles in U.S. GAAP; however it expands ASC 820’s existing disclosure requirements for fair value measurements and makes other amendments. The ASU is effective for interim and annual periods beginning after December 15, 2011.  The adoption of ASU 2011-04 did not have a material effect on the financial position, results of operations or cash flows of the Company.

On June 16, 2011, the FASB issued ASU 2011-05, which revises the manner in which entities present comprehensive income in their financial statements.  The new guidance removes the presentation options in ASC 220 and requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements.  The ASU does not change the items that must be reported in other comprehensive income.  The amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011.  The adoption of ASU 2011-05 did not have a material effect on the financial position, results of operations or cash flows of the Company.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying financial statements.

[4] Property and Equipment

Property and equipment and accumulated depreciation and amortization are as follows:

	March 31,	December 31,
	2012	2011

Selling Equipment	$ 8,354	$ 8,354
Office and Equipment	365,662	355,027
Leasehold Improvements	7,781	7,781
Furniture and Fixtures	18,487	18,487

Total - At Cost	400,284	389,646
Less: Accumulated Depreciation and Amortization	289,417	285,049

Property and Equipment - Net	$ 109,867	$ 104,597

Depreciation and amortization expense for the three months ended March 31, 2012 and 2011 was approximately $5,370 and $12,242, respectively.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[5] Notes Payable

	March 31,	December 31,
	2012	2011

Notes payable due in equal monthly installments, monthly payments of $2,500 and one payment on June 30, 2011 equal to the outstanding balance; interest rate of 7.60%. The notes are collateralized by the assets of the Company. (1)	$-	$91,517

Notes payable due in equal monthly installments, over 60 months, Maturing through April 2014 at interest rates of 10.52%. The notes are collateralized by specific assets of the Company.	48,342	51,626

Total	48,342	51,626
Less: Current Maturities Included in Current Liabilities	25,477	20,591

Total Long-Term Portion of Debt	$22,865	$31,035

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009 between the company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgment, less credits for payment made through the date of default. The note payable was paid off in November 2011 through an assignment of a convertible debt agreement with Panache Capital, LLC.

[6] Bank Lines of Credit

A summary of the Company’s credit facilities is as follows:

	March 31,	December 31,
	2012	2011
Credit line of $75,000 as of December 16, 2011, due June 1, 2012. Monthly payments of accrued unpaid interest due beginning February 1, 2012. Principal plus all accrued unpaid interest due on June 1, 2012. Interest rate is bank’s prime rate plus 1.75%, minimum of 5.75%. Collateralized by the assets of the company.	$20,500	$--

Various unsecured Credit Cards of $161,000, minimum payment of principal and interest are due monthly at the credit card’s annual interest rate. At March 31, 2012 and December 31, 201, the interest rates ranged from 3.99% to 8.75%.	101,998	104,326

Total	122,498	104,326

Less: Current maturities included in current liabilities	122,498	104,326

Total Long-Term Portion	$--	$--

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

The Company’s CEO and majority shareholder also serves as a guarantor of the Company’s debt.

(1) Terms are per the Post Judgment Payment and Forbearance Agreement dated October 9, 2009 between the company and the bank.  In the event of a default, the bank may immediately enforce its rights of collection for the full amount under the judgment, less credits for payment made through the date of default. The credit line was paid off in November 2011 through an assignment and convertible debt agreement with Asher Enterprises, Inc.

[7] Convertible Debt

Asher

In February 13, 2012, the Company issued an 8% convertible note (the “February 2012 Note”) in the amount of $32,500 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest is payable on January 12, 2013 or such earlier date as defined in the agreement.   The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 60% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In July 2011, the Company issued an 8% convertible note (the “July 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on April 18, 2012 or such earlier date as defined in the agreement.   The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.  During the three months ended March 31, 2012, the convertible note and $1,300 of accrued interest were converted into 4,551,780 shares of common stock.

In August 2011, the Company issued an 8% convertible note (the “August 2011 Note”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on May 29, 2012 or such earlier date as defined in the agreement.   The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 60.0% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion. During the three months ended March 31, 2012, the convertible note and $1,300 of accrued interest were converted into 4,909,787 shares of common stock.

In September 2011, the Company issued an 8% convertible note (the “September 2011 Note”) in the amount of $37,500 to Asher.  The principal and accrued interest is payable on June 28, 2012 or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.  The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In November 2011, the Company issued an 8% convertible note (the “November 2011 Note #2”) in the amount of $32,500 to Asher.  The principal and accrued interest is payable on September 5, 2012 or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 61% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

On February 1, 2010, the Company issued an 8% secured convertible note (the “February 2010 Note”) in the amount of $50,000 to Asher Enterprises, Inc. (“Asher”).  The principal and accrued interest is payable on January 2, 2011 or such earlier date as defined in the agreement.  The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In 2010, $47,000 of the principal was converted into 538,829 shares of company common stock.  In January 2011, the balance of the convertible note of $3,000 and $2,000 of accrued interest was converted into 100,000 shares of common stock.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

On March 12, 2010, the Company issued an 8% secured convertible note (the “March 2010 Note”) in the amount of $30,000 to Asher.  The principal and accrued interest is payable on December 13, 2010 or such earlier date as defined in the agreement. The note is convertible by Asher at any time after the six month anniversary of the issue date and by the Company at any time after issue with conversion periods as defined in the agreement.   The note is convertible into shares of the Company’s common stock at a price of 62.5% of the average of the three lowest trading prices of the stock during the ten trading day period ending one day prior to the date of conversion.  In February and March 2011, the convertible note of $30,000 and accrued interest of $1,200 was converted into 1,121,975 shares of common stock.

Asher is entitled to have all shares issued upon conversion of the above notes listed upon each national securities exchange or other automated quotation system, if any, upon which shares of the Company common stock are then listed.

Strategic

In May 2011, the Company issued a 15% convertible note (the “May 2011 Note”) in the amount of $50,000 to Strategic Business Initiatives, LLC (“Strategic”). The principal and accrued interest is payable on November 30, 2011 or such earlier date as defined in the agreement. The Company must give 10 days’ notice to Strategic about its intent to prepay the note. During the ten day period, prior to the Company’s prepayment, Strategic has the option to convert all or a portion of the principal and/or accrued interest into shares of the Company’s common stock at a price of 80% of the five day average closing price immediately prior to the conversion date.

In November 2011, the Company settled the note in full through an exchange agreement with Genesis Capital Management, LLC. (see below).

Panache

In November 2011, the Company issued a 10% convertible Note (the “November 2011 Note #3”) in the amount of $50,000 to Panache Capital, LLC (“Panache”).  The principal and accrued interest is payable on November 16, 2012 or such earlier date as defined in the agreement.  The note is convertible by Panache at any time after issue with conversion periods as defined in agreement.  The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

In November 2011, the Company issued a 10% convertible note (the “November 2011 Note #4”) in the amount of $75,000 to Panache in consideration for payment of a note payable (See Note 5).  The principal and accrued interest is payable on November 16, 2012 or such earlier date as defined in the agreement.  The note is convertible by Panache at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.  In November and December 2011, $16,369 of principal was converted into 1,100,000 shares of common stock. During the three months ended March 31, 2012, $41,589 of principal was converted into 5,475,000 shares of common stock.

Caesar

In November 2011, the Company issued a 12% convertible note (the “November 2011 Note #5”) in the amount of $31,000 to Caesar Capital Group, LLC (“Caesar”).  The principal and accrued interest is payable on August 11, 2012 or such earlier date as defined in the agreement.  The note is convertible by Caesar at any time after the six month anniversary of the issue date with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 35% of the lesser of closing bid price one day prior to conversion or the average of the five trading days one day prior to conversion.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

TCA Global

In November 2011, the Company issued a 12% convertible note (the “November 2011 Note #6”) in the amount of $200,000 to TCA Global Credit Master Fund, LP (“TCA Global”). The principal and accrued interest is payable on December 22, 2012 or such earlier date as defined in the agreement. The note is convertible by TCA Global at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 95% of the average of the five lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

Genesis

In November 2011, the Company issued an 8% convertible note (the “November 2011 Note #7”) in the amount of $64,643 through an exchange agreement with Genesis Capital Management, LLC (“Genesis”). The new note settled in full the note with Strategic in the principal amount of $50,000 plus accrued interest of $3,869. In addition, the Company incurred finance costs of $10,774.The principal and accrued interest is payable on November 30, 2012 or such earlier date as defined in the agreement. The note is convertible by Genesis at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion. In December 2011, $36,000 of principal was converted into 2,517,483 shares of common stock.  During the three months ended March 31, 2012, $28,643 of principal was converted into 4,262,641 shares of common stock.

In November 2011, the Company issued a 10% convertible note (the “November 2011 Note #8”) in the amount of $60,000 to Genesis.  The principal and accrued interest is payable on June 1, 2012 or such earlier date as defined in the agreement.  The note is convertible by Genesis at any time after issue with conversion periods as defined in agreement. The note is convertible into shares of the Company’s common stock at a price of 65% of the average of the three lowest trading prices of the stock during the ten day trading period ending one day prior to the date of conversion.

Tangiers

Effective January 2011, the Company entered into a 7% convertible promissory note agreement (the “January 2011 Note”) in the amount of $25,000 with Tangiers Capital, LLC (“Tangiers”) for the settlement of an accrued termination fee related to the securities purchase agreement with Tangiers. The principal and accrued interest is payable on June 18, 2012 or such earlier date as defined in the agreement. The note, including any accrued interest, is convertible into shares of the Company’s common stock at a price of 80% of the lowest trading price, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder. In March 2011, $12,500 of the convertible note was converted into 762,195 shares of common stock. At March 31, 2011, the balance of the note is $12,500.

On November 16, 2009, the Company issued a 7% Secured Convertible Debenture (the “November 2009 Debenture”) in the amount of $25,000 to Tangiers. The principal and accrued interest is payable on August 16, 2010 or such earlier date as defined in the agreement. Upon issuance, the November 2009 Debenture, including any accrued interest, was convertible into shares of the Company’s common stock at a price of 80% of the average of the two lowest trading prices, determined on the then current trading market for the Company’s common stock, for the ten trading days prior to conversion, at the option of the holder. The holder is entitled to “piggyback” registration rights on shares of common stock issued upon conversion.  During the year ended December 31, 2010, $18,750 of the convertible note was converted into 290,144 shares of common stock. In February 2011, the balance of the note of $6,250 and accrued interest of $1,694 was converted into 141,839 shares of common stock.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

The Company accounts for the fair value of the conversion features in accordance with ASC Topic No. 815-15 “Derivatives and Hedging; Embedded Derivatives” (“Topic No. 815-15”). Topic No. 815-15 requires the Company to bifurcate and separately account for the conversion features as an embedded derivative contained in the Company’s convertible debt. The Company is required to carry the embedded derivative on its balance sheet at fair value and account for any unrealized change in fair value as a component of results of operations. The Company valued the embedded derivative using the Black-Scholes pricing model. The fair values upon issuance of the January 2011 Note of $12,478, April 2011 Note of $32,704, May 2011 Note of $16,570, July 2011 Note of $30,962, August 2011 Note of $32,500, September 2011 Note of $21,507, November 2011 Note of $28,344, November 2011 Note #2 of $32,500, November 2011 Note #3 of $12,488, November 2011 Note #4 of $18,731, November 2011 Note #5 of $31,000, November 2011 Note #6 of $22,982, November 2011 Note #7 of $64,643 November 2011 Note #8 of $34,028, and February 13, 2012 Note #9 of $61,297 were recorded as a derivative liability and a discount to the convertible debt. Amortization of debt discount amounted to $130,038 and $16,150 for the three months ended March 31, 2012, respectively. The derivative liability is revalued each reporting period using the Black-Scholes model. For the three months ended March 31, 2012, the Company recorded an unrealized gain from the change in the fair value of the derivative liability of $6,278 and $14,400, respectively.  Convertible debt as of March 31, 2012 ($460,542) and December 31, 2011 ($563,274), is shown net of debt discount in the amount of $101,185 and $198,723, respectively.

The Black-Scholes model was valued with the following inputs:

•

Stock Price - The Stock Price was based on the average closing price of the Company’s stock as of the Valuation Date. Stock Prices ranged from $0.01 to $0.02 in the period 1-01-2012 through 3-31-12.

•

Variable Conversion Price - The variable conversion price was based on: (i) 80% of the lowest Stock Price out of the last 10 trading days prior to the Valuation Date (Tangiers); (ii) 62.5%, 61% and 60% of the average of the 3 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Asher); (iii) 80% of the 5 day average Stock Price for the last 5 trading days prior to Valuation Date (Strategic); (iv) 35% of the lesser of Stock Price 1 day prior to conversion or the average of the 5 trading days 1 day prior to Valuation Date (Caesar); (v) 65% of the average of the 3 lowest Stock Prices out of the last 10 trading days prior to the Valuation Date (Panache) and (Genesis) and (vi) 95% of the average of the 5 lowest Stock Price during the 10 trading days ending 1 day prior to the Valuation Date (TCA Global) ,(vii) 60% of the average of the 10 lowest Stock Price during the 10 trading days ending 1 day prior to the Valuation Date (Asher).

•

Time to Maturity - The time to maturity was determined based on the length of time between the Valuation Date and the maturity of the debt.  Time to maturity ranged from 12 months to 0 months in the period 1-01-2012 through 3-31-12.

•

Risk Free Rate - The risk free rate was based on the Treasury Note rates as of the Valuation Dates with term commensurate with the remaining term of the debt. The risk free rate ranged from 0.10% to 1.20% in the period 1-01-2012 through 3-31-12.

•

Volatility - The volatility was based on the historical volatility of three comparable companies as historical volatility of the Company was not useful in developing the expected volatility due to the limited trading history of its stock. The average volatility for the comparable companies ranged from 42% to94% in the period from January 1, 2012 through March 31, 2012.

[8] Equipment Held Under Capital Leases

The Company’s equipment held under the capital lease obligations as of March 31, 2012 and December 31, 2011 is summarized as follows:

	March 31,	December 31,
	2012	2011
Showroom Equipment	$40,000	$40,000
Less: Accumulated Amortization	34,649	32,667

Equipment Held under Capitalized Lease Obligations - Net	$5,351	$7,333

Amortization related to the equipment held under capital leases is calculated using the straight-line method over the five year useful lives of the assets.  For the three months ended March 31, 2012 and 2011, amortization was approximately $1,983 and $2,000, respectively.

The capital lease obligation was paid in full during 2011.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[9] Stockholders’ Equity

In March 2012, the Company issued an aggregate of 4,909,787 shares of common stock to Asher for conversion of its convertible debt.  The shares are valued at $32,500.

In January and February 2012, the Company issued an aggregate of 4,551,780 shares of common stock to Asher for conversion of its convertible debt.  The shares are valued at $32,500.

The Company is authorized to issue 200,000,000 shares of common stock, par value $.001 per share and 51 shares of preferred stock, par value $.001 per share. At March 31, 2012 and 2011, there were 60,501,390 and 41,302,182 common shares issued and outstanding, respectively. In October 2009, the Company affected a 12 for 1 forward split of its common stock. Effective December 27, 2010, the Company implemented a 1-for-12 reverse stock split.  All share and per share data has been retroactively adjusted to reflect such stock splits. Effective September 1, 2011, the Company authorized and issued 51 shares of Series A Preferred Stock, par value $0.001 to its CEO (see Note 10).  The Series A Preferred Stock pays no dividends and has no conversion rights. Each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company.

In March 2011, the Company issued an aggregate of 1,988,054 shares of common stock valued at $23,558 to its Chief Executive Officer pursuant to his employment agreement (see Note 10).

During fiscal 2011, the Company issued an aggregate of 13,511,848 shares of common stock to Asher for conversion of its convertible debt and accrued interest as follows: February 2010 Note remaining debt of $3,000, March 2010 Note of $30,000 and accrued interest of $3,200, April 2010 Note of $40,000 and accrued interest of $3,121, May 2010 Note of $40,000 and accrued interest of $2,849, April 2011 Note of $50,000 and accrued interest of $2,000 and November 2011 Note of $39,522.  The shares are valued at $213,692 (see Note 7).

In February, March and April 2011, the Company issued an aggregate of 2,107,093 shares of common stock to Tangiers for full conversion of its convertible debt and accrued interest. The notes and accrued interest were November 2009 Note remaining debt of $6,250 plus accrued interest of $1,694 and June 2010 Note of $25,000 plus accrued interest of $1,371. The shares are valued at $34,315 (see Note 7).

In August 2011, the Company issued 533,553 shares of common stock for payment of legal fees.  The shares are valued at $34,681, the fair value at date of issuance.

In October 2011, the Company issued 400,000 shares of common stock for deferred offering costs.  The shares are valued at $20,000, the fair value at date of issuance.

In November 2011, the Company issued 1,040,133 shares of common stock for payment of accounts payable.  The shares are valued at $31,100.

In November and December 2011, the Company issued 1,100,000 shares of common stock to Panache for partial conversion of its November 2011 Note #4 of $75,000 convertible debt.  The shares are valued at $16,369 (See Note 7).

In December 2011, the Company issued 2,517,483 shares of common stock to Genesis for partial conversion of its November 2011 Note #7 of $64,643 convertible debt. The shares are valued at $36,000 (See Note 7).

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

In December 2011, the Company issued 1,736,111 shares of common stock to TCA Global for deferred offering cost. The shares are valued at $31,250. The Company also recorded 5,208,333 common shares issuable to TCA Global for deferred offering costs. The shares are valued at $93,750 (See Note 11).

In January 2010, the Company finalized a Securities Purchase Agreement with Tangiers Investments, LP (“Tangiers”) (See Note 11).  Pursuant to the agreement the Company issued Tangiers 92,593 shares of common stock valued at the market price of $500,000 for a one-time commitment fee.

In January 2010, the Company issued 157,142 shares of common stock to Caesar Capital Group, LLC (“Caesar”) to settle approximately $402,000 of stockholder advances and accrued interest.

In February 2010, the Company sold 125,000 shares of common stock to Caesar for $30,000.  The value of the stock on the date of sale based on the market price was $90,000 and the Company recorded an expense for financing costs of $60,000.

In February 2010, through an agreement with Socius CG II, Ltd (“Socius”), the Company settled a $699,999 payment of its credit line with Columbia Bank with the issuance of 1,190,249 shares of common stock to Socius.

In 2010, the Company issued an aggregate of 19,666 shares of common stock for legal services rendered for the registration of securities with the SEC.  The shares are valued at $23,160 the market price, and are recorded as financing costs.

In March 2010, the Company issued 90,833 shares of common stock to a consultant for services rendered.  The shares are valued at the market price of $62,900 and are recorded as share-based consulting expense.

In 2010, the Company issued an aggregate of 714,473 shares of common stock to Socius for settlement of approximately $247,000 in payables.

In April 2010, the Company issued 25,000 shares of common stock for accounting services rendered for the registration of securities with the SEC.  The shares are valued at $12,000 and are recorded as financing costs.

In April 2010, the Company issued 375,000 shares of common stock valued at $180,000 to settle share liability.  The accrued share liability was expensed as share based services.

In 2010, the Company issued an aggregate of 3,232,020 shares of common stock to its Chief Executive Officer pursuant to his employment agreement (see Note 11).

In 2010, the Company issued an aggregate of 538,829 shares of common stock to Asher for partial conversion of its convertible debt.  The shares are valued at $47,000.

In 2010, the Company issued an aggregate of 290,144 shares of common stock to Tangiers Capital, LLC for partial conversion of its convertible debt.  The shares are valued at $18,750.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[10] Related Party Transactions

The Company receives periodic advances from its principal stockholder based upon the Company’s cash flow needs. At March 31, 2012 and December 31, 2011, $221,244 and $323,086, respectively was due to the shareholder.  Interest expense is accrued at an average annual market rate of interest which was 3.94% and 3.25% at March 31, 2012 and December 31, 2011, respectively.  No terms for repayment have been established. As a result, the amount is classified as a Current Liability.

In the years ended December 31, 2011 and 2010, the Company issued an aggregate of 1,988,054 and 3,232,020 shares of common stock to its Chief Executive Officer (“CEO”), in accordance with his employment agreement (See Note 11), respectively. The shares are valued at $23,558 and $70,833 the amount of unpaid compensation owed the CEO, respectively.

[11] Commitment and Contingencies

Employment Agreement - Effective February 28, 2010, the Company entered into an employment agreement with its CEO.  The agreement, which is for a five year term, provides for an initial base salary of $175,000 per year with a 3% annual increase thereafter (the “Base Salary”).  The CEO is also entitled to certain bonuses based on net profits before taxes and other customary benefits, as defined in the agreement.  In addition, since it is understood that the Company is employing the CEO during a time of economic decline throughout the U.S. and at times and from time to time, the Company may not be in a position to pay the full amount of Base Salary owed the CEO it is understood and agreed to by the Board, that as long as the Company is unable to pay the CEO the full amount of his Base Salary that the Board shall issue to him, from time to time, an amount of shares that will allow him to remain in possession of fifty-one percent (51%) of the Company’s then outstanding common stock.  Such issuances shall be made to the CEO at any time when his total share holdings are reduced to an amount less than fifty-one percent (51%) as a result of issuance of shares made on behalf of the Company. The CEO waived the 3% annual increase for 2011.

Effective September 1, 2011, the Company and CEO entered into an Amended and Restated Employment Agreement (the “Amended Agreement”) which primarily retains the term and compensation of the original agreement. The Amended Agreement, however, removes the section which previously provided for the issuance of Company common stock to the CEO, from time to time, when the Company is unable to pay the CEO the full amount of his Base Salary which would allow the CEO to maintain a fifty-one percent (51%) share of the Company’s outstanding common stock.  However, the CEO does have the right to request all or a portion of his unpaid Base Salary be paid with the Company’s restricted common stock. In addition, the Amended Agreement provides for the issuance of 51 shares of newly authorized Series A Preferred Stock to be issued to the CEO. As defined in the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock, each share of Series A Preferred Stock has voting rights such that the holder of 51 shares of 51 shares of Series A Preferred Stock will effectively maintain majority voting control of the Company. Effective November 3, 2011, the CEO notified the Company that for the one year period, retroactive from April 1, 2011, through March 31, 2012, he would reduce his Base Compensation to $100,000.

Operating Leases - The Company leases certain office and manufacturing facilities and equipment. The Company’s office and manufacturing facilities are currently leased on a month to month basis at $1,800 per month. The equipment lease agreements are non-cancelable and expire at various dates through 2011. All these leases are classified as operating leases. As of January 1, 2012, the Company is on a month to month lease.

Rent expense for the Company’s operating leases for the three months ended March 31, 2012 and 2011, was approximately $3,300 and $6,000, respectively.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

Acquisition - The Company entered into an Asset Purchase Agreement with Mario Panelli & C. s.a.s. (“Seller”), an Italian distributor of high-end jewelry, and Mario Panelli and Mogni Viviana (“Owners”), wherein the Company agreed to purchase the inventory of the Seller. The Company agreed to pay the Seller an amount equal to 100% of the book value of the Seller’s inventory as determined in accordance with U.S. generally accepted accounting principles. The closing date has been extended pending the Company obtaining adequate financing to complete the transaction.

Equity Financing Agreement - In January 2010, the Company finalized a securities purchase agreement with Tangiers Investors, LP (“Tangiers”) pursuant to which at its discretion the Company can periodically sell to Tangiers shares of common stock up to a maximum purchase of $25,000,000.  The selling price will be 88% of the lowest volume weighted average price, as defined in the agreement, for the five days immediately following the notice of sale date. In addition, the Company issued Tangiers 92,593 shares of common stock valued at $500,000 for a one-time commitment fee which is recorded as deferred offering costs.  Effective, June 22, 2010, the Company terminated the securities purchase agreement with Tangiers and recorded an expense of $535,160 as share-based financing costs which included the $500,000 commitment fee and $35,160 of professional fees related to a registration statement for common shares to be issued pursuant to the agreement, which was also terminated.

Consulting Agreement - The Company entered into an agreement for business development services with a consultant.  Pursuant to the agreement, the Company issued 375,000 shares of Company common stock for the services, which primarily were rendered in the first quarter of 2010.  The shares, which were issued in April 2010, are valued at the market price of $180,000.

Committed Equity Facility Agreement - In November 2011, the Company entered into a committed equity facility agreement with TCA Global to issue and sell from time to time up to $2,500,000 of the Company’s common stock at 95% of the market price to TCA Global, as defined in the agreement. The Company incurred a non-refundable facility fee of $125,000 (5%) payable in shares of the Company’s common stock which was recorded as deferred offering cost. The fee is to be paid in four quarterly installments.  The Company issued 1,736,111 shares of common stock valued at $31,250 for the first installment at the date of execution of the agreement.  The Company has also recorded common stock issuable for the remaining three installments in the amount of 5,208,333 common shares valued at $93,750.  The number of shares of common stock issuable will be adjusted based on the future market value of the common stock, as defined in the agreement.

Litigation - The Company is currently a defendant in a litigation filed by Moti Ganz USA, Ltd., as plaintiff, involving the return of a piece of jewelry valued at approximately $12,000.  The Company is currently finalizing negotiations to have the jewelry returned.

The Company is currently a plaintiff in a litigation filed against Macau Consultants and Advisory Services, Inc., Diamond International, Inc., Stanley Larson, Merlin Larson, Dennis Atkins, Paul Crawford, et al, as defendants.  The litigation involves the sale of Diamond International, Inc. to Macau Consultants and Advisory Services, Inc. for a purchase price of $225,000. A past due receivable balance of $137,500 was due to the Company at December 31, 2011.  Subsequent to December 31, 2011, the Company received a payment of $65,000, leaving a remaining balance of $72,500.

Other than the matters described above, we are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

BERGIO INTERNATIONAL, INC.

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2012

(UNAUDITED)

[12] Subsequent Events

In April 2012, the Company issued 9,103,562 shares of common stock for conversion of debt. The shares are valued at $35,655 pursuant to the terms of the various convertible debt agreements.

BERGIO INTERNATIONAL INC.

17,500,000 Shares

_________________________________

PROSPECTUS

_________________________________

JULY 30, 2012